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                                                                  Exhibit 10.19

                               AGREEMENT OF LEASE

                                    BETWEEN

                    BELLWETHER PROPERTIES OF MASSACHUSETTS,

                              LIMITED PARTNERSHIP

                                      AND

                            THE LIMITED STORES, INC.

                              d/b/a "The Limited"
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                                TABLE OF CONTENTS

                                                                            Page
ARTICLE I     DEFINITIONS .................................................  1-1

ARTICLE 2     CONSTRUCTION
Section 2.1   Tenant's Work ...............................................  2-1
Section 2.2   Performance of Tenant's Work ................................  2-1
Section 2.3   Remedies for Tenant's Failure or Delay to Submit
              Plans or Perform Work .......................................  2-2
Section 2.4   Ownership of Improvements ...................................  2-2
Section 2.5   Failure to Open or to do Business ...........................  2-2

ARTICLE 3     RENT
Section 3.1   Payment .....................................................  3-1
Section 3.2   Fixed Rent ..................................................  3-1
Section 3.3   Percentage Rent .............................................  3-1
Section 3.4   Tax Rent ....................................................  3-5
Section 3.5   Common Area Rent ............................................  3-6
Section 3.6   Additional Rent .............................................  3-8
Section 3.7   Rent for a Partial Month ....................................  3-8
Section 3.8   Interest ....................................................  3-8
Section 3.9   Taxes .......................................................  3-8

ARTICLE 4     COMMON AREAS ................................................  4-1

ARTICLE 5     LANDLORD'S ADDITIONAL COVENANTS
Section 5.1   Repairs by Landlord .........................................  5-1
Section 5.2   Quiet Enjoyment .............................................  5-1

ARTICLE 6     TENANT'S ADDITIONAL COVENANTS
Section 6.1   Affirmative Covenants .......................................  6-1
Section 6.2   Negative Covenants ..........................................  6-8

ARTICLE 7     DESTRUCTION: CONDEMNATION
Section 7.1   Fire or Other Casualty ......................................  7-1
Section 7.2   Eminent Domain ..............................................  7-2

ARTICLE 8     DEFAULTS AND REMEDIES
Section 8.1   Bankruptcy ..................................................  8-1
Section 8.2   Default .....................................................  8-1
Section 8.3   Remedies of Landlord ........................................  8-2
Section 8.4   Waiver of Trial by Jury: Tenant Not to Counter-Claim ........  8-3
Section 8.5   Holdover by Tenant ..........................................  8-4
Section 8.6   Landlord's Right to Cure Defaults ...........................  8-4
Section 8.7   Effect of Waivers of Default ................................  8-4
Section 8.8   Security Deposit ............................................  8-4


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ARTICLE 9     MISCELLANEOUS PROVISIONS
Section 9.1   Notices from One Party to the Other .........................  9-1
Section 9.2   Brokerage ...................................................  9-1
Section 9.3   Estoppel Certificates .......................................  9-1
Section 9.4   Applicable Law and Construction .............................  9-1
Section 9.5   Relationship of the Parties .................................  9-2
Section 9.6   Limitations on Liability ....................................  9-2
Section 9.7   Landlord's Entry Rights .....................................  9-2
Section 9.8   Subordination ...............................................  9-3
Section 9.9   Construction on Adjacent Premises or Buildings ..............  9-4
Section 9.10  Mall Expansion ..............................................  9-5
Section 9.11  Short Form Lease ............................................  9-6
Section 9.12  Binding Effect of Lease .....................................  9-6
Section 9.13  Effect of Unavoidable Delays ................................  9-6
Section 9.14  No Oral Changes .............................................  9-7
Section 9.15  Executed Counterparts of Lease ..............................  9-7
Section 9.16  Landlord's Liability ........................................  9-7
Section 9.17  Managing Agent ..............................................  9-8


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      AGREEMENT OF LEASE made as of AUG 27 1997, between BELLWETHER PROPERTIES
OF MASSACHUSETTS, L.P. a Massachusetts business trust, having its principal place of business c/o CORPORATE PROPERTY INVESTORS, 3 Dag Hammarskjold Plaza (305 East 47th Street), New York, New York 10017, Attention: Corporate Secretary (the Landlord) and THE LIMITED STORES, INC. d/b/a "The Limited", a Delaware corporation, having an office at Three Limited Parkway, P.O. Box 16528, Columbus, OH 43216 Attn: Real Estate Department* (the Tenant).

                                     RECITAL

      Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord, the Premises, for the Term, commencing on the Commencement Date, subject to the terms, covenants, conditions and provisions of this Lease. If the Commencement Date is not the first (1st) day of a month, Rent for the month in which the Commencement Date occurs shall be prorated to the end of the month, the first (1st) full monthly installment of Rent shall be due on the first (1st) day of the next month and after the expiration of the number of years in the Term, the Term shall expire on the last day of the same month in which the Commencement Date of the Term occurred, it being the intention of the parties that the Term expire on the last day of a month. When the Commencement Date has been determined, Landlord and Tenant shall execute, acknowledge and deliver a written statement in recordable form specifying the Commencement and expiration dates of the Term and, if there shall have been any changes in the Floor Space of the Premises, such statement shall reflect such change or changes. Said statement upon execution and delivery shall be deemed to be a part of this Lease.

      *with a copy to:
      The Limited, Inc.
      Three Limited Parkway
      P.O. Box 16000
      Columbus, OH 43216
      Attn: Corporate Real Estate Department
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                                    ARTICLE 1

                                   Definitions

Whenever used in this Lease, the following terms shall have the meanings indicated below.

Premises Store No. 1101/1102, Lower Level, as shown on Exhibit B.

Term                                Ten (10) Years

Commencement Date                   The earlier of (i) the date following the
                                    last day of Tenant's Work Period, or (ii) the day Tenant Opens for business in the Premises.

Size of Premises                    5,250 square feet

Fixed Rent                          $236,250.00 per year for the first sixty
                                    (60) full months plus the initial partial month, if any, at the beginning of the Term and;

                                    $262,500.00 per year for the remainder of the Term.

Percentage Rent Rate                Five (5%) Percent

Merchants' Association Dues         $9,187.50 per year initially or such other
                                    greater amount as shall be determined by the Shopping center Merchants' Association pursuant to Section 6.1L.

Security Deposit                    None

Tenant's Work Period                The period of one hundred twenty (120) days
                                    after the date possession of the Premises is made available to Tenant; however, Tenant shall not be required to accept Possession prior to August 11, 1997.

Tenant's Trade Name                 "The Limited"

Guarantor                           None

Broker                              None

Construction Barrier Fee            See Rider amending Section 6.1 F.

Number of Department Stores         Four (4)


                                       1-1
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Percentage of Advertising Required  None

Permitted Use                       Tenant shall use the Premises for the use
                                    set forth below and for no other purpose:

                                    The operation of a retail store for the sale and display of women's clothing and apparel. In addition, the sale of men's and children's clothing and apparel and related accessories for men, women and children; provided such men's and children's clothing and apparel and related accessories shall be limited to forty-five (45%) percent of Tenant's sales area. Any other type or category of fashion merchandise may be sold or displayed but shall be limited to five (5%) percent of Tenant's sales area and no such merchandise shall become so prevalent (by display, advertising or otherwise) in the Premises so as to constitute Tenant's primary business therein. The nature of Tenant's operation at the Premises shall, throughout the Term of this Lease, be comparable to that of other fashion-oriented retail stores with first class business operations in Landlord's Shopping center.

Additional Rent                     The Percentage Rent, Basement Rent, if any,
                                    common Area Rent, Tax Rent and Taxes,
                                    Merchants' Association dues and all other amounts, except Fixed Rent, payable by Tenant under this Lease.

Affiliate                           Any Person which controls or is controlled
                                    by the Person in question or is controlled by the same Persons which shall then control the Person in question and any Person which is a member with the Person in question in a relationship of joint venture, partnership or other form of business association; the term "control" means, with respect to a corporation, the ownership of stock possessing, or the right to exercise, at least twenty-five (25%) percent of the total combined voting power of all classes of the controlled corporation, issued, outstanding and entitled to vote for the election of directors, whether such ownership be direct ownership or indirect ownership through another Person.

Common Areas                        As defined in Section 4.1.

Common Area Operating Costs         As defined in Subsections 3.5B and 3.5C.

Common Area Rent                    As defined in Subsection 3.5A.


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Department Store                    A retail store occupying not less than an
                                    aggregate of 50,000 square feet of Floor
                                    Space on one or more levels. for the sale in combination or solely, of a variety of goods and services such as wearing apparel, accessories, general merchandise, home furnishings, fittings, appliances, housewares, furniture, floor coverings and the like. Except for the purposes described in Section 3.2 and Subsection 6.1B, the term "Department Store" shall be deemed to include any other building, improvements or structure, not devoted primarily to retail use, such as an office building or hotel/motel, unless same is deemed by Landlord not to be part of the Shopping Center.

Floor Space                         The space available for occupancy by each
                                    tenant within the exterior faces of the
                                    walls between the tenant's premises and any Common Area or, if the tenant's premises are enclosed by one or more walls abutting leaseable space, the space within such exterior faces and the center of such walls;
                                    if the tenant's premises are not surrounded by walls, then the space within and up to the lease line of the premises shall be included in the computation. For the purposes of the definition, store fronts shall not be deemed to be walls. No deduction or exclusion shall be made from Floor Space otherwise computed by reason of stairs, elevators, escalators, interior partitions or other interior construction or equipment.

Governmental Authority              The United States, the state, county, city,
                                    town, village and any water, sewer or school or other district covering the area in which the Shopping Center is located, and any political subdivision thereof or any local public or quasi-public authority, agency, department, commission, board, bureau or instrumentality of any of them including, with respect to matters pertaining to insurance, boards of fire underwriters, rating bureaus and the like, to the extent they have power to impose conditions on the issuance of policies or the coverage thereof.

Governmental Requirement            Any law, ordinance, code, order, rule or
                                    regulation of any Governmental Authority.


                                       1-3
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Gross Leaseable Area                The aggregate of all Floor Space in the
                                    Shopping Center excluding below ground level space, if any, ("Basement Space") not used as retail sales area and excluding for the purposes of the computation of Tax Rent pursuant to Section 3.4., Floor Space which is part of either a parcel or improvement which is separately assessed for the purpose of assessment of Taxes, to the extent the Taxes thereon are paid by the tenant or occupant thereof.

Gross Sales                         As defined in Subsection 3.3B.

Landlord The party named as Landlord herein until a sale, transfer or lease, and thereafter the Person or Persons, collectively, who shall, for the time being, be liable for the obligations of Landlord under the provisions of Subsection 9.16A of this Lease.

Lease Year                          For the purposes of Percentage Rent only,
                                    the period of twelve (12) consecutive months from January 1 to December 31 of each year during the Term. If the date Tenant opens for business or the expiration of the Term does not coincide with the beginning or end of a Lease Year, the periods preceding or following the commencement or end of each full Lease Year, as the case may be, shall be deemed independent, partial Lease Years.

Necessary Approvals                 Any permit, license, certificate or approval
                                    or other evidence of compliance with any Governmental Requirement necessary to the lawful occupancy of the Premises for the Permitted Use and the issuance of the insurance required to be carried by Tenant.

Percentage Rent                     As defined in Subsections 3.3A and 3.3B

Person A natural person, firm, partnership, association, business trust or corporation, as the case may be.

Rent                                The Fixed Rent and the Additional Rent.

Retail Restriction Limit            As defined in Subsection 6.2A.

Shopping Center                     Burlington Mall, shown on Exhibit A hereto,
                                    located in Burlington, Massachusetts, plus
                                    (i) any other parcels of


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                                    land at any time designated by Landlord to
                                    be added thereto (but only so long as any such designation remains unrevoked) which are used for Shopping Center or related purposes, including, but not limited to, recharge or catch basins, sumps, if any, access and circulatory roads or ways, to and from any public street, parking, or the furnishings to the Shopping Center of any utility or other service, or for any other improvement appropriate or related to the operation or functioning of the Shopping Center; together with (ii) all present and future buildings on and improvements to any such parcels.

Tax Rent and Taxes                  As defined in Section 3.4.

Tenant's Work                       As set forth in Sections 2.1 and 2.2.

Exhibit A                           Shopping Center.

Exhibit B                           Premises.

Exhibit C                           Utilities

Exhibit D (optional)                Food Court Area


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                                    ARTICLE 2

                                  Construction

      Section 2.1. Tenant's Work. Not later than the twentieth (20th) day after the execution and delivery of this Lease by Landlord, Tenant shall furnish to Landlord for Landlord's approval, in accordance with the Shopping Center Information Manual and Design Criteria, plans and specifications which shall provide for the complete remodeling (or finishing in the event the Premises have not been previously occupied) of the Premises. Tenant's plans and specifications shall provide for the installation of such water saving devices as low flow flush valves for toilets, self-closing faucets, flow restrictors for faucets and any other devices needed to comply with the Commonwealth of Massachusetts plumbing code in effect at the time Tenant's Work is performed. Tenant agrees, at its sole cost and expense, to construct and make such improvements in the Premises in accordance with the approved plans and specifications. Tenant has inspected the Premises, is familiar with their condition and accepts same "as is': and in their present condition and Landlord shall not be obligated to do any further construction or to make any additional improvements in the Premises. except as may otherwise be expressly provided herein. Tenant understands that Landlord's approval of its plans and specifications is primarily for conceptual purposes and such approval shall not constitute a representation or warranty of any kind with respect thereto, including, without limitation, the cost of Tenant's Work, compliance with Governmental Requirements or suitability of design. Tenant acknowledges receipt of the Shopping Center Tenant Information Manual and Design Criteria, the provisions of which are incorporated herein by reference.

      Section 2.2. Performance of Tenant's Work. As soon as practicable after Landlord shall have approved Tenant's plans and specifications and possession of the Premises shall be made available to Tenant and Tenant shall have obtained all necessary approvals with respect to commencement of Tenant's Work, Tenant shall enter the Premises and shall proceed with due diligence and dispatch to make improvements and install fixtures and other equipment and a full stock of inventory therein, in accordance with the approved plans and specifications and all Governmental Requirements. Such work and installation shall not interfere with any work to be done by Landlord in other portions of the Shopping Center, shall be done with labor which is not incompatible with other labor employed at the Shopping Center without creating any conflict or work stoppage with, under or as a result of any labor agreement to which Landlord or its contractors may be a party, and in compliance with such rules and regulations as Landlord may reasonably make. Except for Landlord's negligence and willfull acts (subject, however, to the waiver of subrogation elsewhere set-forth in this Lease), Landlord shall have no responsibility or liability whatsoever for any loss of or damage to any fixtures or other equipment or inventory installed or left in the Premises, and Tenant's entry on and occupancy of the Premises shall be governed by and subject to all the provisions, covenants and conditions of this Lease other than those requiring payment of Rent. Prior to commencing any construction work in the Premises, Tenant shall obtain a building permit and furnish a copy of same to Landlord. Tenant shall


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also obtain and furnish to Landlord, to be delivered not later than the end of
Tenant's Work Period, lien waivers from all contractors, subcontractors and materialmen, and all licenses, certificates and approvals with respect to work done and installations made by Tenant that may be required from the Governmental Authorities with respect to Tenant's Work, use and occupancy. Tenant shall complete Tenant's Work and open for business to the public not later than the expiration of Tenant's Work Period. Landlord and Tenant agree that the timely performance of Tenant's obligations under this Article 2 is a material inducement to the execution and delivery of this Lease by Landlord.

      Section 2.3. Remedies for Tenant's Failure or Delay to Submit Plans or Perform Work. If Tenant fails or omits to make timely submission to Landlord of any plans or specifications or delays in performing or completing Tenant's Work, such failure or delay shall constitute a default hereunder and shall be governed by Article 8 hererof.

      Section 2.4. Ownership of Improvements. All installations, alterations, additions or improvements upon the Premises, made by either party, including all heating, ventilating and air conditioning equipment, electrical and plumbing equipment and fixtures, carpeting or other floor covering and wall coverings, pipes, ducts, conduits, wiring, paneling, partitions, railings, mezzanine floors, galleries and the like, shall, unless Landlord otherwise elects by giving Tenant notice not less than thirty (30) days prior to the expiration or other termination of this Lease, become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or sooner termination of the Term. None of the foregoing shall be deemed to include Tenant's trade fixtures, furniture and other personal property. Tenant shall not be required to remove at the end of the Term any installations made with Landlord's consent unless Landlord shall so specify at the time its consent is given.

      Section 2.5. Failure to Open or to do Business. The parties covenant and agree that because of the difficulty or impossibility of determining Landlord's damages, should Tenant (i) subject to Unavoidable Delays, fail to open for business within the number of days allowed for Tenant's Work Period, or (ii) at any time during the Term, vacate, abandon or desert the Premises, or (iii) subject to Unavoidable Delays, at any time during the Term, cease operating its business therein, then, in any such event if Landlord does not terminate this Lease, Tenant shall pay to Landlord, in addition to Fixed and Additional Rent, one-thirtieth (1130) of the monthly installment of Fixed Rent, for each and every day the Premises and Tenant's business therein are not continuously and uninterruptedly operated by Tenant.


                                       2-2
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                                    ARTICLE 3

                                      Rent

      Section 3.1. Payment. Tenant covenants and agrees, at all times during the Term, to perform promptly all of the obligations of Tenant set forth in this Lease and to pay when due all Rent, charges, costs and other sums (all of which shall be deemed to be Additional Rent) which, by the terms of this Lease are to be paid by Tenant. All Rent shall be paid in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the address of Landlord set forth in this Lease oral such other place as Landlord in writing may designate, without (except as may be otherwise herein expressly provided) any set-off or deduction whatsoever and without any prior demand or notice therefor.

      Section 3.2. Fixed Rent. Tenant shall pay the annual Fixed Rent in equal monthly installments in advance on the first (1st) day of each calendar month included in the Term. If the Shopping Center shall, at any time during the Term of this Lease, contain in excess of the number of Department Stores set forth in
Article 1, the Fixed Rent herein provided for shall automatically be increased by ten (10%) percent upon the date each additional Department Store is opened for business.

      Section 3.3. Percentage Rent.

      A. Tenant shall also pay, as "Percentage Rent" for each Lease Year included in the Term, payable as hereinafter provided, the amount, if any, by which Tenant's Gross Sales transacted during such Lease Year, multiplied by the Percentage Rent Rate, shall exceed the Fixed Rent payable for the same period; provided, however, that there shall be excluded from such computation any Fixed Rent payable for any part of such period during which Tenant was not open for business in violation of this Lease.

      B. The term "Gross Sales" as used herein is defined to mean the total amount in dollars of the actual prices charged, whether for cash or on credit or trade-in or partly for cash, credit or trade-in, for all sales or leases of merchandise, food, beverages and services (including finance or service charges thereon), redeemed gift or merchandise certificates, irrespective of where sold, and all other receipts of business conducted at, in, on, about or from the Premises, including, but not limited to, all mail or telephone orders received or filled at, in, on, about or from the Premises, and including all deposits not refunded, all orders taken at, in, on, about or from the Premises, whether or not said orders are filled elsewhere; total receipts of sales through any vending machine or other coin or token operated device, other than not more than two (2) vending machines used exclusively by Tenant's employees, and total sales by any sublessee, concessionaire or licensee or any other occupant otherwise at, in, on, about or from the Premises, and sales and receipts occurring or arising as a result of solicitation off the Premises conducted by personnel operating from,


                                       3-1
or reporting to, or under the supervision of any employee of Tenant located at the Premises. Provided that Tenant keeps proper evidence thereof, Gross Sales shall not, however, include (i) any sums collected and paid out for any retail sales tax or retail excise tax imposed by any Governmental Authority and paid directly by Tenant to that Governmental Authority and separately stated, (ii) any exchange of goods or merchandise between the stores or warehouses of Tenant where such exchange of goods or merchandise is made solely for the convenient operation of the business of Tenant and not for the purpose of consummating a sale which had theretofore been made at, in, on, about or from the Premises, nor for the purpose of depriving Landlord of the benefits of a sale which otherwise would be made at, in, on, about or from the Premises (iii) the amount of returns to shippers or manufacturers, (iv) the amount of any cash or credit refund, limited to the sales prices, made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by Tenant, (v) sales of fixtures (after use thereof) which are not a part of Tenant's stock-in-trade, (vi) the amount of any discount on sales to employees of the Premises, (vii) to the extent that the amount thereof was previously included in Gross Sales, bad debts, not exceeding two (2%) percent of Gross Sales per Lease Year, (viii) to the extent such charges do not materially exceed Tenant's costs, separately stated charges for alterations, repairs, giftwrapping and delivery services rendered to Tenant's customers, and (ix) sales of gift certificates. Each layaway sale shall be treated as a sale (to the extent of the amount received) when Tenant shall receive any payment from its customer. Each sale upon installment or credit shall be treated as a sale for the full amount when Tenant shall receive any payment from its customer, and subject to the limitation set forth above, no deduction shall be allowed for uncollectible credit accounts. Each lease of merchandise shall be treated as a sale in the month in which made for a price equal to the total rent payable during the term of the lease. Notwithstanding anything contained in this Subsection with respect to inclusion in Gross Sales of all receipts of sales made through any vending machine or other coin or token operated device, the operation of any such device shall be subject to the prior written consent of Landlord, as provided in Subsection 6.2E hereof.

      C. Tenant shall utilize, and cause to be utilized, cash registers equipped with sealed continuous totals or such other devices for recording sales as Landlord shall reasonably approve to record all sales, and Tenant shall keep at its principal office in the continental United States for at least thirty-six
(36) months after expiration of each Lease Year full, true and accurate books of account and records conforming to generally accepted accounting principles showing all of the Gross Sales transacted at, in, on, about or from the Premises for such Lease Year, including all sales or similar tax reports and returns, dated cash register tapes, sales checks, sales books, bank deposit records, computer tapes, disc, chips, printouts or ether storage media and any other records normally maintained by Tenant and other supporting data. Landlord shall have the right, from time to time, to inspect Tenant's recordkeeping system and, in connection therewith, to make test audits of Gross Sales. Within fifteen (15) days after the end of each calendar month, or portion thereof, Tenant shall furnish to Landlord a statement signed and verified by Tenant (or by an authorized officer if Tenant be a corporation) of the Gross Sales transacted during such month or portion


                                       3-2
thereof; and within sixty (60) days after the end of each Lease Year and within sixty (60) days after the end of the Term, Tenant shall furnish to Landlord a statement, hereinafter called the annual statement, certified to Landlord by an executive officer of Tenant, of Gross Sales transacted during the preceding Lease Year included in the Term. The certification by said officer shall expressly state that the Gross Sales shown on said statement conform with and are computed in compliance with the definition thereof contained in Subsection 3.3B hereof. In the event Gross Sales for each of two (2) Lease Years are misstated by more than two (2%) percent, thereafter the annual statement of Gross Sales must be certified by an independent certified public accountant Landlord shall have the right, from time to time, by its accountants or representatives, to audit Tenant's Gross Sales and, in connection with such audits, to examine all of Tenant's records (including sales or similar tax returns, an actual inventory of Tenant's stock-in-trade and all supporting data and any other records from which Gross Sales may be tested or determined) of Gross Sales disclosed in any statement given to Landlord by Tenant and Tenant shall make all such records readily available at Tenant's main office, for such examination. If any such audit discloses that the Gross Sales transacted by Tenant exceed those reported, Tenant shall forthwith pay to Landlord such additional Percentage Rent as may be so shown to be payable and, if the actual Gross Sales exceed the Gross Sales reported by Tenant by more than two (2%) percent, or if Tenant's records or systems do not comply with the requirements of this Subsection, Tenant shall also then pay the reasonable cost of such audit and examination, including travel, food and lodging and related expenses of Landlord's auditors. In the event Tenant has understated Gross Sales by four (4%) percent or more, Landlord may, in addition to any other remedies, terminate this Lease but Tenant shall remain liable hereunder as set forth in Article 8; provided, however, that Landlord shall not exercise its right to terminate this Lease if Tenant shall demonstrate to Landlord's reasonable satisfaction that such understatement was made inadvertently. Any information obtained by Landlord pursuant to the provisions of this Subsection shall be treated as confidential, except in any litigation or arbitration proceedings between the parties and, except further, that Landlord may disclose such information to prospective buyers, to prospective or existing lenders, in any registration statement filed with the Securities and Exchange Commission or other similar body or in compliance with subpoenas and judicial orders. In no event shall this Subsection be deemed to limit Landlord's rights of pre-trial discovery and disclosure in any action or proceeding.

      D. If Tenant fails to submit a monthly statement of Gross Sales within fifteen (15) days following Landlord's request therefor, then until such statement is received by Landlord, Gross Sales for such month shall be deemed equal to Tenant's highest previously reported monthly Gross Sales (or, if Tenant has never previously reported, to the Gross Sales reasonably estimated by Landlord), and if such failure shall occur twice in any Lease Year, Landlord may, at Tenant's expense, conduct an audit of Tenant's Gross Sales as set forth in Subsection 3.3C above.


                                       3-3

      E. Percentage Rent shall be payable by Tenant not later than the fifteenth
(15th) day of each calendar month for and in respect to the preceeding calendar month. Such payment shall be a sum equal to the amount by which Tenant's Gross Sales for the then current Lease Year, through the last day of the preceding month, multiplied by the Percentage Rent Rate, shall exceed the Fixed Rent payable for said period, less payments previously made with respect to such Lease Year. Upon receipt by Landlord of the certified annual statement of Gross Sales to be furnished as hereinabove provided, there shall be an adjustment between Landlord and Tenant with payment to or credit by Landlord, as the case may be, to the end that Landlord shall receive the entire amount of Percentage Rent payable under this Lease for the preceding Lease Year and no more.

      Section 3.4. Tax Rent.

      A. Tenant shall pay to Landlord, as Additional Rent, Tax Rent in an amount equal to the product obtained by multiplying Taxes by a fraction, the numerator of which shall be the Floor Space of the Premises excluding basement space, if any, not used as retail sales area, and the denominator of which shall be the portion of the Gross Leaseable Area of the Shopping Center which is included in the assessment which constitutes the basis for the Taxes, but excluding buildings or areas occupied by Department Stores, and stores occupying Gross Leaseable Area not fronting on the enclosed mall. Tax Rent shall be payable at least thirty (30) days prior to the due date of any Taxes or installment thereof; however, Landlord may, if it so elects, collect Tax Rent from Tenant on a monthly basis, in which event Tenant shall pay, with each monthly installment of Fixed Rent, one-twelfth (1/12) of the annual amount estimated by Landlord to be due hereunder. In the event Taxes for the then current tax year are not known, monthly installments shall be based on the preceding tax year with immediate adjustment as soon as current taxes become known. If at the time any Taxes or installments are required to be paid, the amount of Tenant's previously made monthly payments is insufficient to pay Tenant's share, Tenant shall pay such deficiency within ten (10) days after demand therefor. In the event of any excess, it shall be credited and applied to future Tax Rent payments, except that any excess in the last year of the Term shall be refunded at the end of the Term.

      B. Should the taxing authority include in Taxes as a separately stated item the value of any improvements made by Tenant, or include machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant shall pay the entire tax attributable to such items.

      C. Nothing herein contained shall be construed to include as a tax which shall be the basis of Tax Rent, any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon Landlord, provided, however, that if, at any time during the Term, the method of taxation prevailing at the Commencement Date of this Lease shall be altered so that in lieu of or as a substitute for the


                                       3-4
whole or any part of the taxes now levied, assessed or imposed on real estate as such, there shall be levied, assessed or imposed (i) a tax on the rents received from real estate, or (ii) a tax or license fee imposed on Landlord which is otherwise measured by or based, in whole or in part, upon the Shopping Center or any portion thereof, then the same shall be included in the computation of Tax Rent hereunder, computed as if the amount of such tax or fee so payable were that due if the Shopping Center were the only property of Landlord subject thereto.

      D. For the purpose of this Section 3.4, the term 'Taxes" shall include all real estate taxes, assessments, license fees or charges, excise on rent, water and sewer rents, any sums including interest or any payments in lieu or in substitution thereof on any bonds or debt (except industrial revenue bonds or similar indebtedness incurred for construction of nonpublic facilities) incurred by any Governmental Authority and payable by Landlord in connection with the Shopping Center and other governmental impositions, payments and charges of every kind and nature whatsoever, extraordinary as well as ordinary, foreseeable and unforeseeable, and each and every installment thereof which shall or may during the Term of this Lease be levied, assessed, imposed, become due and payable, or liens upon or arising in connection with the use, occupancy or possession of or grow due or payable out of, or for, the Shopping Center, or any part thereof or any land, building or other improvements therein, including any and all fees or expenses incurred in connection with the institution, prosecution, conduct and maintenance of any negotiations, settlements, actions or proceedings with respect to the amount of any Taxes, less the contributions or payments, if any, paid to Landlord with respect to Taxes by Department Stores and stores occupying Gross Leaseable Area not fronting on the enclosed mall, such deduction to be credited to the year in which actually received. Taxes shall not include any of the foregoing relating to any parcel or improvement included in the Shopping Center which, except for insignificant portions thereof, comprises a separate tax lot or is separately assessed or valued for the purpose of real estate taxes to the extent the taxes thereon are paid by a single tenant or occupant thereof, and further excluding any charge such as a water meter charge, sewer rent, if any, based thereon, which is measured by the consumption by the actual user of the item or service for which the charge is made. Whether or not Landlord shall take the benefit of the provisions of any statute or ordinance permitting an assessment for public betterment or improvements to be paid over a period of time, Landlord shall, nevertheless, be deemed to have taken such benefit so that the term Taxes shall include only the current annual installment of any such assessment and the interest on unpaid installments. A tax bill or copy thereof submitted by Landlord to Tenant shall be conclusive evidence of the amount of taxes or installments thereof.

      E. In the event Landlord shall obtain a tax refund as a result of tax reduction proceedings or other proceedings of similar nature, then Tenant shall, provided Tenant is not then in default beyond any opportunity to cure elsewhere set forth in this Lease, and after the final conclusion of all appeals or other remedies, be entitled to its pro rata share of the net refund obtained based upon Tax Rent paid by Tenant which is the subject of the


                                       3-5
refund. As used herein, the term "net refund" means the refund plus interest, if any, thereon, less appraisal, engineering, expert testimony, attorneys', printing and filing fees and all other costs and expenses of the proceeding, to the extent such fees, costs and expenses have not been previously included in Taxes under Subsection 3.4D, and less an administrative fee to Landlord in the amount of not more than fifteen (15%) percent of the original refund. Tenant shall not have the right to institute or participate in any such proceedings, it being understood that the commencement, maintenance, settlement or conduct thereof shall be in the sole discretion of Landlord.

      Section 3.5. Common Area Rent.

      A. Tenant shall pay to Landlord as Additional Rent, an amount equal to the product obtained by multiplying Common Area Operating Costs for each fiscal year adopted by Landlord by a fraction, the numerator of which shall be the Floor Space of the Premises excluding basement space, if any, not used as retail sales area, and the denominator of which shall be the aggregate of all leased and occupied Floor Space in the Shopping Center, excluding the Floor Space of stores whose public entrances do not front on the enclosed mall, basement space, if any, not used as retail sales area and any buildings or areas occupied by Department Stores; provided, however, that the denominator of said fraction shall never be less than seventy (70%) percent of the Gross Leaseable Area of the Shopping Center, exclusive of Department Stores and stores whose public entrances do not front on the enclosed mall. Tenant shall pay, with each monthly installment of Fixed Rent, one-twelfth (1/12) of the annual amount estimated by Landlord to be due hereunder, subject to adjustment.

      B. As used in this Lease, the term Common Area Operating Costs shall mean all costs, expenses and expenditures incurred by Landlord in maintaining, managing, operating, repairing, replacing and protecting the Common Areas, all in a manner consistent with the highest shopping center standards, including the cost of all work necessary to preserve and maintain the value, utility and appearance of the Common Areas. Common Area Operating Costs shall specifically include, without limitation, all costs, expenses and expenditures incurred in connection with the following: heating, ventilating, lighting and air conditioning the Common Areas and providing snow and ice removal; maintenance, repair and replacement of all parking lot surfaces, including striping, repaving and sealcoating; gardening and landscaping, including planting and replacing flowers, shrubbery and trees; painting and decorating non-leaseable areas; policing and regulating vehicular and pedestrian traffic; compliance with environmental, health and safety regulations and standards promulgated by applicable Governmental Authorities; providing offsite employee parking facilities, including transportation to and from such facilities; sanitary control, including extermination; maintenance, repair and replacement of sewer and storm drainage systems, waste disposal facilities, lift stations, retention ponds or basins and sump facilities; removal of rubbish, garbage and other refuse; contracted security personnel, security systems and all other security measures; acquisition (including rental fees), maintenance, repair and replacement of fixtures, machinery, equipment, vehicles and supplies used in the operation and maintenance of the Common Areas, and all personal property taxes and/or fees payable


                                       3-6
with respect to such items; maintenance, repair and replacement of Shopping Center signs, curbs, walkways, ceilings, elevators, escalators and utility systems; maintenance, repair and replacement of all roofs over non-leaseable areas in the Shopping Center, acquisition, maintenance, repair and replacement of cost saving devices commonly used in properties comparable to the Shopping Center; music program services and loud speaker systems; cleaning of non-leaseable areas; maintenance, repair and replacement of decorations in non-leasable areas; water for fountains, if any; acquisition, maintenance, repair and replacement of seasonal decorations; salaries and other costs (including training costs, employee benefits and workers' compensation insurance) of Shopping Center personnel, such as security and maintenance people, the Shopping Center manager, assistant manager, bookkeeper, secretaries and office staff; resolution of disputes or litigation with Persons attempting to use the Common Areas for non-commercial purposes; professional and technical fees and all other disbursements incurred in connection with the performance of any of the foregoing; other similar direct costs of the type incurred in the operation of comparable properties; and fifteen (15%) percent of all of the foregoing costs to cover Landlord's administrative and overhead expenses. From the aggregate of the aforementioned costs and expenses, there shall be deducted the payments, if any, made with respect to common area charges by Department Stores, stores whose public entrances do not front on the enclosed mall and temporary kiosks, such deduction to be credited to the year for which such payments are applicable irrespective of the fiscal year in which such payments are actually received. With respect to costs which Landlord may elect to depreciate (or amortize) in lieu of including such costs in Common Area Operating Costs for the year in which they are incurred, only that portion of the depreciation (or amortization) allocable to the year for which Common Area Operating Costs are being determined shall be included in then current Common Area Operating Costs, it being understood, however, that interest (at a rate equal to the prime rate being charged from time to time by Citibank, N.A. during the year for which Common Area Operating Costs are being determined) on the then undepreciated (or unamortized) portion of such costs shall be included in Common Area Costs. In no event shall Common Area Operating Costs include the costs and expenses incurred by Landlord in constructing new buildings in the Shopping Center or expanding or improving leasable area or the costs and expenses incurred by Landlord for repairs and replacements with respect to which Landlord receives insurance proceeds or condemnation awards.

      C. In addition to the costs and expenses enumerated in Subsection B above, Common Area Operating Costs shall also include the cost of acquiring, maintaining and administering such 'all risk" insurance (including rental income, flood and earthquake), boiler and machinery insurance, comprehensive general and umbrella liability insurance and such other insurance for the Shopping Center as Landlord may, from time to time, deem necessary. In lieu thereof or in combination therewith, Landlord shall have the right to self-insure in whole or in part. In the event Landlord shall self-insure in whole or in part, the costs attributable to the self-insured portion of the coverage shall be included in common Area Operating Costs, including the cost of administering Landlord's self-insurance program. From the aggregate of the aforesaid insurance costs and expenses, there shall be


                                       3-7
deducted the payments, if any, made with respect to the cost of Landlord's insurance by Department Stores, stores whose public entrances do not front on the enclosed mall and temporary kiosks, such deduction to be credited to the year for which such payments are applicable, irrespective of the fiscal year in which such payments are actually received.

      D. After the end of each fiscal year adopted by Landlord, Landlord shall furnish to Tenant a statement showing in reasonable detail the information relevant or necessary to the calculation and determination of Landlord's actual Common Area Operating Costs, as hereinabove defined, for the fiscal year in question. If the monthly charges paid by Tenant during such fiscal year, as hereinabove provided, shall be less than Landlord's said actual Common Area Operating Costs for such fiscal year as shown by such statement, multiplied by the same fraction referred to in Subsection 3.5 A, Tenant shall pay to Landlord the excess within thirty (30) days after service of such statement. If, however, the said monthly charges shall exceed Landlord's said actual costs multiplied by said fraction, Landlord shall, with the submission of said statement, credit or refund to Tenant the excess.

      Section 3.6. Additional Rent. Unless another time shall be herein expressly provided, Additional Rent shall be due and payable within ten (10) days following demand or together with the next-succeeding installment of Fixed Rent, whichever shall first occur, and Landlord shall have the same remedies for failure to pay the Additional Rent as for a non-payment of Fixed Rent. Tenant's failure to object to any final statement, invoice or billing rendered by Landlord within a period of one hundred twenty (120) days after receipt thereof shall constitute Tenant's acquiescence with respect thereto and shall render such statement, invoice or billing an account stated between Landlord and Tenant.

      Section 3.7. Rent for a Partial Month. For any portion of a calendar month included at the beginning or end of the Term, Tenant shall pay one-thirtieth (1/30) of each monthly installment of Rent for each day of such portion, payable in advance at the beginning of such portion, except that Percentage Rent for such portion shall be computed and paid as provided in Section 3.3 hereof.

      Section 3.8. Interest. As of the tenth (10th) day following service of notice by Landlord that a payment of Rent is overdue, interest shall accrue on the overdue amount, retroactive to the original due date, at the lesser of the highest rate permitted to be paid by Tenant in the state in which the Shopping Center is located or an annual rate of four (4%) percent more than the prime interest rate of Citibank N.A., located in New York, New York.

      Section 3.9. Taxes. Tenant shall pay, as Additional Rent, for any documentary stamps or other transfer fees or any other sales or use taxes or other taxes, impositions or levies of or required by any Governmental Authority, including interest or penalties thereon, arising out of or by reason of this Lease or the amount of Rent payable hereunder.


                                       3-8

                                    ARTICLE 4

                                  Common Areas

      Section 4.1. Common Areas. Landlord hereby grants to Tenant a non-exclusive license to use (i) the parking areas provided by Landlord in the Shopping Center for the accommodation and parking of vehicles of Tenant and its officers, agents and employees and customers while such customers are shopping in the Premises or in any other portion of the Shopping Center, (ii) the public conveniences of the Shopping Center, including any connecting passageways and lobbies used in conjunction with hotels and/or office buildings, and (iii) all other areas in the Shopping Center, including the so-called "mall", to be used in common by tenants of the Shopping Center, such parking areas, public conveniences and other common areas being hereafter collectively referred to as "Common Areas". Notwithstanding any of the provisions herein contained, Landlord retains and reserves the non-exclusive right to the use of the Common Areas.

      A. Exhibit A sets forth the general layout of the Shopping Center, but shall not be deemed to be a warranty, representation or agreement on the part of Landlord that the Shopping Center will be or will continue to be exactly as indicated on said diagram, and Landlord reserves the right to (i) increase, eliminate, reduce or change the number, type, size, location, elevation, nature and use of any of the Common Areas or the buildings comprising the Shopping Center, (ii) make changes, additions, subtractions, alterations or improvements in or to such Common Areas, including, but not limited to, the construction of decked or subsurface parking, (iii) withdraw portions of the Shopping Center from Common Area or add Common Area to the Shopping Center, including non-contiguous parcels for parking and other related Shopping Center purposes and (iv) construct buildings, additional Department Stores, kiosks and other improvements in the Common Areas. Tenant shall have no rights with respect to the land or improvements below floor slab level or above the interior surface of the ceiling of the Premises or air rights above the Premises.

      B. Landlord shall not, pursuant to Subsection 4.1 A, create any permanent, substantial, adverse interference with access to or visibility of the Premises from the covered mall upon which the front of the Premises abuts. However, this provision shall not preclude Landlord from installing carts or erecting kiosks or similar improvements anywhere in the covered mall, so long as any kiosks or similar improvements which are located in front of the Premises are approximately centered in the mall. Tenant's sole remedy in the event of Landlord's failure to comply with this Subsection 4.1 B shall be to terminate this Lease. In the event Tenant, as the result of Landlord's failure to so comply, shall exercise its right to terminate this Lease, Landlord shall pay, within ninety (90) days following the date Tenant vacates and surrenders the Premises, the then unamortized cost of the permanent leasehold improvements (excluding, inter alia, trade fixtures and equipment, furnishings, decorations, inventory and other items of personal property) initially made by Tenant pursuant to Article 2 of this Lease, assuming a useful life equal to the length of the original Term of this Lease and amortization on a straight line basis. Tenant shall, not later than sixty (60) days following the Commencement Date, deliver an affidavit of an officer of Tenant and a certifi-


                                       4-1
cate of Tenant's architect accompanied by such bills, contracts, receipts, invoices, cancelled checks and the like as Landlord may reasonably require, specifying the cost of the Tenant's leasehold improvements, which amount shall, unless disputed by Landlord, thereupon be the basis for the amount to be paid by Landlord pursuant to this Subsection. Failure to timely deliver such affidavit, certificate and supporting data shall constitute a waiver of Tenant's rightto such payment.

      C. Tenant, its officers, agents and employees shall park their vehicles only in areas from time to time designated by Landlord as the area for such parking, provided that such areas shall be located in or not more than one-half (1/2) mile from the perimeter boundary of the Shopping Center. Tenant shall, within ten (10) days following written notice from Landlord, furnish Landlord, or its authorized agent, the state automobile license numbers assigned to its automobiles and the automobiles of all its employees employed in the Premises. Tenant shall not at any time park any trucks or any delivery vehicles in the parking area. Landlord shall have the right, after service of two (2) or more notices to Tenant regarding improper parking, to levy an assessment payable by Tenant in a sum not to exceed $10.00 per day for each and every car belonging to Tenant, its agents, servants, contractors, licensees or employees which shall thereafter park in an area other than that designated by Landlord as a parking area for such vehicles. Such assessment shall be payable by Tenant on the next due date for Fixed Rent and shall be considered Additional Rent.

      D. Common Areas shall be subject to such reasonable rules and regulations, including the right to impose parking charges or fees and to allocate parking areas on a uniform or non-discriminatory basis and to prohibit the use of the Shopping Center by such Persons as Landlord determines, as the same may be amended or modified, as Landlord may, from time no time, adopt as provided in this Lease.

      E. Landlord reserves the right to close, if necessary, all or any portion of the Common Areas for the minimum length of time as may, in the reasonable opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of the right of the public therein, to close temporarily, if necessary, all or any part of the parking areas to discourage non-customer parking and to do and perform such other acts in and to the Common Areas as in the use of good business judgment of Landlord will improve the use thereof.


                                       4-2

                                    ARTICLE 5

                         Landlord's Additional Covenants

      Section 5.1. Repairs by Landlord. Landlord shall keep the exterior walls, foundations, downspouts, gutters and roofs of the buildings, and the plumbing, electrical and other utility system serving but which are located outside of the Premises, in good order, condition and repair and shall make necessary structural repairs to the exterior walls of the buildings (excluding, however, repairs to windows, doors, saddles, plate glass, store fronts and air conditioning and heating installations and wiring, pipes and other utility installations located outside of the Premises which are used exclusively by Tenant), the dividing walls between the Premises and space occupied or to be occupied by others and the load-bearing walls and load-bearing columns, if any, within the Premises, provided that Landlord shall not be obligated hereby to do any work required to be done because of any damage caused by any act, omission or negligence of Tenant and its invitees, licensees, their respective officers, agents and employees or their customers. Except where Landlord has actual notice of the necessity for such repair, Landlord shall not be required to commence any such repair until after notice from Tenant that the same is necessary, which notice, except in case of any emergency, shall be in writing and shall allow Landlord ten (10) days in which to commence such repair. The fact that the costs incurred by Landlord in connection with any of the foregoing are includable in Common Area Operating Costs pursuant to Subsection 3.5B shall not affect Landlord's performance obligations under this Section 5.1. When necessary by reason of accident or other cause occurring in the Premises or elsewhere in the Shopping Center, or in order to make any repairs or alterations or improvements in or relating to the Premises or to other portions of the Shopping Center, Landlord reserves the right to interrupt the supply to the Premises of steam, condenser water or cooled air for air conditioning, electricity, water and gas and also to suspend the operation of the heating and air conditioning system, if any, until said repairs, alterations or improvements shall have been completed. If, as a result of Landlord's performance of its obligations or exercise of its rights under this Section 5.1, there is created a substantial and material interference with Tenant's ability to conduct its business in the Premises and Tenant therefor closes for more than three (3) consecutive business days, Tenant shall be entitled to an abatement of Fixed Rent for each day after the third
(3rd) business day during which the condition continues. Other than the aforesaid, there shall be no abatement of Rent because of any such interruption or suspension; however, Landlord shall pursue such work with reasonable continuity, diligence and dispatch and in such a manner as (consistent with good practice) to cause a minimum of interference with Tenant's use of the Premises.

      Section 5.2. Quiet Enjoyment. Landlord covenants that Tenant, on paying the Rent and performing Tenant's obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises and the appurtenances throughout the Term without hindrance, ejection or molestation by any Person lawfully claiming under Landlord subject to the other terms and provisions of this Lease and to any agreements to which this Lease may be or become subject and subordinate.


                                       5-1

                                    ARTICLE 6

                          Tenant's Additional Covenants

      Section 6.1. Affirmative Covenants. Tenant covenants, at its expense, at all times during the Term:

      A. To use the Premises only for the Permitted Use: to operate its business in the Premises under Tenant's Trade Name (or such other trade name as is adopted by a majority of stores operating under the Trade Name); and to conduct its business at all times in a dignified manner and in conformity with the highest standards of practice obtaining among superior type stores, shops or concerns dealing in the same or similar merchandise and in such manner as to produce the maximum volume of Gross Sales and to help establish and maintain a high reputation for the Shopping Center.

      B. To continuously and uninterruptedly use, occupy and operate for retail sales purposes, all of the Premises other than such minor portions thereof as are reasonably required for storage and office purposes; to use such storage and office space only in connection with the business conducted by Tenant in the Premises; to furnish and install all trade fixtures and permitted signs; to carry a complete stock of seasonal merchandise; to maintain an adequate number of trained personnel for efficient service to customers; to open for business and remain open during the entire Term from at least 10:00 A.M. to 10:00 P.M. Mondays through Saturdays and 12:00 P.M. to 6:00 P.M. on Sundays, and to light its display windows and signs during those hours and on those days when the covered mall is kept illuminated by Landlord (but Tenant shall not be obligated to keep the same illuminated beyond 11.00 P.M. on any day). Tenant shall, if not in conflict with any Governmental Requirements, and providing that (i) at least one Department Store is open on such days or for such hours and (ii) Landlord shall agree to cause the Shopping Center to remain open for such days or for such hours, also open for business on such days or for such additional hours.

      C. To store in the Premises only such merchandise as is to be offered for sale at retail within a reasonable time after receipt; to store all trash and refuse in appropriate containers within the Premises so as not to be visible to the shopping public and to attend to the daily disposal thereof in the manner approved by Landlord; to keep all drains inside the Premises open; and to receive, deliver, load and unload goods, merchandise, supplies, fixtures, equipment, furniture and rubbish through proper service doors and at times established by Landlord, provided, however, that if Landlord shall furnish or designate trash removal service, Tenant shall accept and use such service and pay Landlord or the Person designated by Landlord, monthly for such service at a rate which shall be no greater than the prevailing competitive rate for equivalent service in the locale. If Landlord shall implement a refuse recycling program for the Shopping Center, Tenant shall participate in such a program and shall comply with all rules and regulations promulgated by Landlord in connection therewith, including, but not limited to, the sorting of refuse by type for deposit in designated containers.


                                       6-1

      D. Except for repairs hereunder to be made by Landlord, to take good care of the Premises and the fixtures and appurtenances therein and make all other necessary repairs and replacements thereto, of every kind whatsoever (including, without limitation, repairs and replacements to windows, doors, saddles, plate glass, store fronts, air conditioning and heating installations and plumbing inside the Premises or located outside but exclusively serving the Premises and any exterior installation peculiar to the conduct of Tenant's business such as, but not limited to, signs, displays or exterior devices of any nature) which repairs and replacements shall be in quality and class at least equal to the original work. If Tenant fails to make any such repairs or replacements, Landlord may after reasonable notice (other than in the case of an emergency) to Tenant make same for the account of Tenant, at Tenant's expense, which amount shall be considered Additional Rent and shall be due and payable by Tenant when billed by Landlord. Tenant shall not be required to make structural repairs unless the necessity therefor arises by reason of Tenant's Work, installations or alterations made by Tenant, the manner of Tenant's use or occupancy or any other cause created by Tenant.

      E. To make all repairs, alterations, additions or replacements to the Premises, including appurtenances, equipment, facilities and fixtures therein, arising out of the manner of Tenant's use or occupancy of the Premises or necessary to satisfy any Governmental Requirement: to keep the Premises equipped with all safety appliances so required because of such use or occupancy; and otherwise to comply with the orders and regulations of any Governmental Authority. Tenant shall not be required to make structural alterations unless the necessity therefor arises by reason of Tenant's Work, installations or alterations made by Tenant, the manner of Tenant's use or occupancy or any other cause created by Tenant.

      F. To pay promptly when due the entire cost of any work to the Premises, including equipment, facilities and fixtures therein, so that the Premises and all of Tenant's fixtures and equipment shall, at all times, be free of encumbrances or liens, including liens for labor and materials; to procure all Necessary Approvals before undertaking such work; to permit Landlord to post and keep posted on the Premises, sufficient, conspicuous notices stating that any improvements are not being made at Landlord's instance; to do all such work in a good and workmanlike manner acceptable to Landlord, employing materials of good quality; no perform such work in such a manner as to insure proper maintenance of good and harmonious labor relationships; to comply with any Governmental Requirement relating thereto. Tenant understands that as part of the rules and regulations promulgated by Landlord in connection with Tenant's Work, Landlord requires a construction barrier which fulfills Landlord's construction criteria to be erected around the mall exposure of the Premises. In the event that such a barrier is already in place at the time Tenant takes possession of the Premises to prosecute Tenant's Work, Tenant shall pay to Landlord, as consideration for Landlord having provided the barrier and thereby having relieved Tenant of responsibility for erecting same, an amount equal to the product of the multiplication of the sum set forth on page 1-1 by the number of linear feet constituting the length of the barrier. Said amount shall be payable to Landlord not later than ten (10) days following the date on


                                       6-2
which Tenant commences Tenant's Work and shall constitute Additional Rent under the Lease. Tenant shall within ten (10) days after completion of any work performed by Tenant, file for record in the appropriate public records, a "notice of completion."

      G. To defend and save Landlord harmless and indemnified from all injury, loss, claims or damage (including reasonable attorneys' fees and disbursements incurred by Landlord in conducting an investigation and preparing for and conducting a defense) to any Person (including Tenant's employees) or property, arising from, related to, or in any way connected with the use or occupancy of the Premises or the conduct or operation of Tenant's business, unless such injury, loss, claims or damage be attributable to the negligence or willful acts of Landlord or its agents, servants or employees.

      H. To maintain with responsible companies approved by Landlord (said approval not to be unreasonably withheld), (i) commercial general liability insurance (or comparable coverage, including products liability and blanket contractual liability insurance) against all claims, demands or actions for personal injury, bodily injury or property damage arising from, related to, or in any way connected with Tenant's Work, Tenant's occupation of the Premises, or the conduct and operation of Tenant's business, or caused by actions or omissions to act, where there is a duty to act, of Tenant, its agents, servants and contractors, to the limits of not less than $3,000,000.00 per claim and in the aggregate, which limits may be provided by any combination of primary and umbrella or excess insurance, and which insurance shall be on an occurrence basis and shall be endorsed to name Landlord, its agents and employees as additional insureds; (ii) "All-Risk" property insurance, including such flood and earthquake coverage as Landlord may, from time to time, require covering all of Tenant's real and personal property values, such as fixtures and equipment, stock-in-trade, furniture, furnishings, finishes, improvements and betterments installed or made by or on behalf of Tenant in, on or about the Premises, to the extent of their replacement cost without deduction for depreciation, as well as loss of business income (so-called business interruption) coverage, to include the Fixed Rent and Additional Rent payable under this Lease; (iii) if there is air conditioning or refrigeration equipment valued in excess of $50,000.00, boiler and machinery coverage at replacement cost, or if there is a boiler or pressure vessel or other similar equipment in the Premises, boiler and machinery coverage in the minimum amount of $500,000.00; and (iv) workers' compensation, disability and such other similar insurance covering all persons employed by Tenant in connection with Tenant's Work and the operation of Tenant's business and with respect to whom death or bodily injury claims could be asserted against Tenant, Landlord or the Shopping Center. All of said insurance shall be in form and with deductibles reasonably satisfactory to Landlord and shall provide that it shall not be subject to cancellation, termination or change except after at least thirty (30) days' prior written notice to Landlord. In the case of boiler and machinery insurance, the policy or policies shall cover Landlord or any designee of Landlord as a loss payee and shall provide that losses sustained by Landlord shall be adjusted by and payable to Landlord. Certificates of insurance evidencing the coverage required pursuant to this Subsection H. together with certificates evidencing coverage on the part of Tenant's contractors, shall be deposited with Landlord not less than ten (10) days prior to the day Tenant begins Tenant's Work and upon renewals of said


                                       6-3
policies not less than fifteen (15) days prior to the expiration of the term of such coverage. All such policies shall be delivered with satisfactory evidence of the payment of the premium therefor. Landlord and Tenant mutually agree that with respect to any loss which is covered by "All-Risk" property insurance then being carried by them respectively, or required to be carried, the party carrying or required to carry such insurance and suffering said loss, releases the other of and from any and all claims with respect to such loss, including amounts within the deductibles, and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

      I. In the event of any action or proceeding arising out of or pursuant to this Lease, the successful party shall be entitled to recover its reasonable attorneys' fees and all other costs and expenses incurred in connection with the action or proceeding.

      J. Within twenty (20) days following receipt of actual notice thereof, to cause to be discharged of record by bonding, payment or otherwise, any mechanic's or similar lien, judgment, encumbrance, security interest, chattel mortgage or notice thereof at any time filed in any public office against the Shopping Center or the Premises (including any fixtures or equipment located therein) or the owner of any interest therein for any work, labor, services, materials, fixtures, equipment or property claimed to have been performed at or furnished to the Shopping Center or Premises for or on behalf of Tenant or any agent or contractor of Tenant, or anyone holding the Premises through or under Tenant. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Premises to any lien or liability under applicable law.

      K. Upon the expiration or other termination of the Term to quit and surrender the Premises to Landlord, broom clean, in good order and condition, ordinary wear and tear and casualty damages excepted, and to remove all property of Tenant and each alteration, addition and improvement made by Tenant as to which Landlord shall have made the election provided for in Section 2.4 hereof, to repair all damage to the Premises caused by such removal and restore the Premises to the condition in which they were prior to the installation of the articles so removed. Any property not so removed and as to which Landlord shall not have made said election, shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord, as Landlord shall desire. However, Tenant shall be responsible for the cost of removal and disposal. If the last day of the Term falls on a day the Shopping Center is closed, the Term shall expire on the business day immediately preceding and Tenant's obligation to observe or perform this covenant shall survive the expiration or termination of the Term. Immediately upon the failure of Tenant to perform any covenant of this Subsection K. Landlord may, without notice, do so, and shall be entitled to receive from Tenant the then cost of performance of such convenant, such damages to be paid in addition to and separate and independently from damages accruing by reason of breach of any other covenant of this Lease.

      L. (1) Tenant shall join the Shopping Center's Merchants' Association (the "Association") and remain a member thereof throughout the Term of this Lease and comply with its


                                       6-4
rules and regulations and by-laws and promptly pay, when due, all dues and assessments levied or charged by the Association, which dues and assessments may be collected by the Association as third party beneficiary hereunder, or by Landlord as agent for and on behalf of the Association as if such dues and assessments were Additional Rent. The annual dues payable to the Association shall be the greater of (i) the amount set forth in Article 1, which amount shall be increased on each anniversary of the Commencement Date by ten (10%) percent of the amount payable by Tenant for the immediately preceding twelve
(12) month period, or (ii) the amount established from time to time by the Association. Tenant shall participate in the Association's Shopping Center-wide sales and on-site promotions, as well as gift certificate, credit card and other marketing programs. If the Merchants' Association is, at Landlord's option, discontinued, Tenant shall participate in such substitute promotional and/or marketing programs as Landlord may, from time to time, establish and shall pay to Landlord, as Additional Rent, for deposit in the Promotion Fund (as defined in paragraph (6), an initial, annual amount equal to the Association dues payable by Tenant at the time of the discontinuance of the Association, said amount to be increased on each subsequent anniversary of the Commencement Date by ten (10%) percent of the amount payable by Tenant for the immediately preceding twelve (12) month period.

      (2) Tenant shall, at Tenant's cost and expense, advertise in at least four
(4) Association (or, if there is no Association, Landlord sponsored) catalogues, newspapers, magazines or similar publications (collectively, "Publications") every calendar year, each such advertisement to be the size specified for the relevant Publication in the Association's (or Landlord's) annual marketing plan for the Shopping Center. If, at the end of a calendar year, it is determined that Tenant has failed to advertise in four (4) such Publications, Tenant shall pay to Landlord, as Additional Rent, with respect to each failure to participate, a sum equal to the average cost of one (1) full-page color advertisement in a promotional catalogue. Said sum shall be deposited by Landlord in the Promotion Fund and used for the purposes described in paragraph
(6).

      (3) The Association (or, if there is no Association, then Landlord) may, from time to time, decrease the number of Publications in which Tenant is required to advertise each year or eliminate such advertising requirement entirely for a specified period. In such event, Tenant shall pay to the Association (or, if there is no Association, then to the Promotion Fund) an amount equal to the product of the multiplication of (i) the average cost for the then current year of a one-half (1/2) page color advertisement in a promotional catalogue, by (ii) the remainder resulting from the subtraction of the number of advertisements required of Tenant for the then current year from four (4). Such amount shall be used by the Association (or if there is no Association, then by Landlord) for the purposes described in paragraph (6).

      (4) In the event Tenant shall place an advertisement in a Publication sponsored by the Association (or by Landlord) and shall then fail to pay the cost of such advertisement (whether to the Association or to the third-party publisher, as the case may be), Landlord shall have the right, but not the obligation, upon five (5) days' prior written notice to Ten-


                                       6-5
ant, to pay such cost for and on behalf of Tenant. The amount so paid by Landlord shall constitute Additional Rent hereunder and Tenant shall reimburse Landlord in such amount within ten (10) days following Landlord's demand therefor.

      (5) The failure of any other tenant or occupant of the Shopping Center to become a member of or contribute to the Association (or participate in Landlord's substitute promotional and/or marketing programs or contribute to the Promotion Fund) shall in no way release Tenant from its obligations to do so; nor shall the failure of any tenant or occupant to advertise in any Publication release Tenant from its obligation to so advertise.

      (6) The Promotion Fund shall be used by Landlord to pay all costs and expenses (including the costs of administration) associated with the formulation and carrying out of an ongoing program for the promotion of the Shopping Center, which program may include, without limitation, special events, shows, displays, institutional advertising for the Shopping Center, promotional literature to be distributed within the general trade area of the Shopping Center, and other activities designed to attract customers to the Shopping Center.

      (7) If the Shopping Center shall be expanded by adding a Department Store and/or ten (10%) percent or more to the gross leasable area of the Shopping Center (an "Expansion"), Tenant shall pay to Landlord's Promotion Fund a one-time charge for each such Expansion. Such Expansion charge shall be an amount equal to the annual Merchants' Association Dues payable by Tenant for the Lease Year immediately preceding the year in which work on the Expansion commences and shall be payable upon thirty (30) days' prior written notice from Landlord given at any time subsequent to the commencement of construction. A like amount shall also be payable by Tenant to Landlord's Promotion Fund in the event that the Shopping Center shall be substantially renovated. For purposes of this subparagraph, the term "substantial renovation" or any variation thereof shall be deemed to mean a redecoration of the covered mall portion of the common area of the Shopping Center to the extent of at least fifty (50%) percent thereof, including new flooring and the painting and/or recovering of the walls. The amount payable to Landlord's Promotion Fund in connection with a substantial renovation of the Shopping Center shall be due upon thirty (30) days' prior written notice from Landlord to Tenant, but in no event prior to commencement of the renovation. In the event of a contemporaneous Expansion and renovation of the Shopping Center, Tenant shall be assessed only the one-time Expansion charge.

      (8) If the Shopping Center shall be expanded or renovated as aforesaid, Tenant, upon the request of Landlord or the Association (as the case may be), shall advertise in one additional Publication designed to publicize and/or coordinate with such Expansion or renovation. The provisions of paragraphs (2),
(3) and (4) shall apply with respect to Tenant's advertisement in such additional Publication.

      M. Tenant shall furnish to Landlord an annual statement at the end of each Lease Year showing the amounts spent by Tenant on white space advertising or other advertising media. Each such annual statement shall be made a part of the annual report required


                                       6-6
to be furnished by Tenant under Section 3.3. If Tenant's annual statement shows that Tenant has expended for such advertising, during the preceding Lease Year, less than the Percentage of Advertising Required, Tenant shall, within thirty
(30) days after the required delivery date of its annual statement, pay to the Merchants' Association (or substitute Promotion Fund) the difference between the amount actually expended for such advertising and the Percentage of Advertising Required. Dues or other payments made by Tenant to the Merchants' Association shall not be deemed an amount expended for advertising within the meaning of this Subsection M, but amounts expended pursuant to paragraph 6.1L(2) shall be deemed an expenditure for the purpose of this Subsection M. All expenditures made by Tenant for advertising in connection with Tenant's other stores, if any, within the trade area of the Shopping Center, may be included by Tenant to comply with this Subsection provided such advertising in all instances includes the Premises and is distributed to the geographical trade area in which the Shopping Center is located.

      N. To refer to the Shopping Center by its name above stated in designating the location of the Premises in all newspaper or other advertising in the general trade area in which the Shopping Center is located. With respect to any advertisement in which the location of another similar business activity conducted by Tenant in the trade area shall be mentioned, Tenant shall also mention or cause to be mentioned the Trade Name and location of the business conducted at the Premises.

      0. To obtain all Necessary Approvals.

      P. To provide in accordance with Landlord's sign criteria, a suitable identification sign or signs, bearing Tenant's Trade Name, of such size, design and character as Landlord shall approve and install said sign or signs at a place or places designated by Landlord. Tenant shall maintain any such signs or other installations in good condition and repair.

      Q. To conform to all reasonable rules and regulations which Landlord may make for management and use of the Shopping Center, requiring such conformance by Tenant and Tenant's employees. Such rules and regulations shall be uniform and shall not discriminate against Tenant.

      R. To deliver to Landlord, within twenty (20) days after a request for same, all or any of the following items, in such form and containing such evidence of authenticity and regularity as Landlord may reasonably require.

            (l) Balance sheet, annual report and related financial statements of Tenant, Guarantor, if any, Tenant's parent and all subsidiaries of Tenant for the previous annual period, same to have been prepared in accordance with generally accepted accounting principles.

            (2) A list of all Affiliates, officers, directors and stockholders of Tenant, including name, title, number and type of shares owned.

            (3) If Tenant or any Person from whom information as aforesaid is required to be


                                       6-7
submitted is a corporation whose shares are traded on the "over the counter", American or New York Stock Exchanges then the provisions of paragraphs (1) and
(2) above may be satisfied by submission of Tenant's most recent annual report and form 10K together with all other current filings with the Securities Exchange Commission or otherwise made pursuant to Federal securities laws.

      (4) Certificates executed by the appropriate chief financial officers (or executives) of any entity from whom information is required pursuant to this Subsection to the effect that there has been no material adverse change in its financial status since the date of the most recent information provided to Landlord.

      (5) A list of all stores operated by any of the Persons from whom information is required as aforesaid (including shareholders of such Persons) or their licensees, franchises, concessionaires or the like within a radius of five
(5) miles of the Shopping Center.

      Tenant represents that Tenant has the right, power and authority to execute and deliver this Lease, that such execution, delivery and performance of Tenant's obligations shall not cause, create or constitute a default or breach of or under any agreement to which Tenant is a party or by which it is bound. Tenant further represents that the information concerning its financial status, stockholders, parent, subsidiaries and Affiliates, if any, prior to the execution and delivery of this Lease is unchanged, true and correct, accurately represents the financial status of the Person for whom submitted and that there has been no material or adverse change in the financial status of Tenant or said Persons.

      Section 6.2. Negative Covenants. Tenant convenants at all times during the Term and such further time as Tenant occupies the Premises or any part thereof:

      A. Except for existing stores, Tenant shall not, nor shall any officer, director, shareholder, Affiliate, franchisee or licensee or the like of Tenant, directly or indirectly operate, manage or have any interest in any other store or facility for the sale at retail of merchandise or services similar to that which is permitted under "Permitted Use", within five (5) miles of the Shopping Center (the Retail Restriction Limit). For purposes of this Subsection A, the Retail Restriction Limit shall be measured along a straight line, the beginning of which is the point on the outer perimeter of the Shopping Center which is closest to such other store and the end of which is a point on the main entry doors of such other store. Without limiting Landlord's remedies in the event Tenant should violate this covenant, Landlord may include the Gross Sales of such other store in the Gross Sales transacted in the Premises, for the purpose of computing Percentage Rent due hereunder. In the event Landlord so elects, all of the provisions of Section 3.3 hereof shall be applicable to all records pertaining to such other store.

      B. Unless specifically set forth in the Permitted Use, not to sell, display or distribute (i) any alcoholic liquors or beverages for consumption on or off the Premises or (ii) any pornographic or obscene or sexually erotic goods, wares, printed material or services or (iii) any drugs or other substances whose use or sale is prohibited or controlled by Govern-


                                       6-8
mental Authority, including any merchandise which, although not per se violative of Governmental Requirements, is designed or may reasonably be inferred to have been designed for use in connection with such prohibited or controlled items.

      C. Not to injure, overload, deface or otherwise harm the Premises or any part thereof or any equipment or installation therein; nor commit any nuisance; nor permit the emission of any objectionable noise or odor nor, unless specifically permitted by the Permitted Use, burn anything within the Shopping Center; nor permit the collection of trash or refuse contrary to rules and regulations established by Landlord or by any Person not approved or designated by Landlord; nor install or cause to be installed any automatic garbage disposal equipment; nor conduct business at, in, on, about or from all or any part of the Premises on any days or hours that Landlord does not open the Shopping Center for business to the public; nor make any use of the Premises or of any part thereof or equipment therein which is improper, offensive or contrary to any Governmental Requirement or to the rules and regulations of Landlord as such may be promulgated from time to time; nor use any advertising medium that may constitute a nuisance, such as loudspeakers, sound amplifiers or phonographs in a manner to be heard outside the Premises; nor conduct any auction, fire, "going out of business" or bankruptcy sales except under conditions approved by Landlord in writing; nor use or occupy the Premises, or suffer or permit them to be used or occupied in whole or in part, as a surplus store, salvage or "odd lot" store, or for any similar business or activity; nor do any act tending to injure the reputation of the Shopping Center; nor sell or display merchandise on, or otherwise obstruct, the Common Areas or anywhere else in the Shopping Center or distribute handbills or other advertising matter in the Shopping Center outside of the confines of the Premises; nor carry on or permit any business conduct or practice which, in Landlord's judgment, may harm the business reputation of Landlord or reflect unfavorably on the Shopping Center, Landlord or other tenants or which might confuse or mislead the public. Tenant shall, upon notice from Landlord, immediately discontinue any violation of the foregoing provisions.

      D. Except for those which are interior, non-structural and do not affect the heating, ventilation, air conditioning, mechanical or utility systems of the Premises or Shopping Center and the aggregate cost of which does not exceed $15,000.00, not to make any repairs, installations, alterations or additions or improvements or work to the Premises without, on each occasion, obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld (it being understood that Landlord's withholding of consent shall not be deemed unreasonable where Tenant is unable to demonstrate, to Landlord's reasonable satisfaction, the ability to pay for the proposed work); nor attach interior signs, placards or other advertising media or other objects to the windows, doors, valances or ceiling or locate the same either outside of or within the Premises in such manner as to obstruct the view of Tenant's store from the mall area or from the outside other than in-substantially. If Landlord's consent is required, Tenant shall not commence any work as aforesaid until Tenant shall have filed with Landlord plans and specifications for such work and Landlord shall have approved same, said approval not to be unreasonably withheld. Tenant shall perform such work in accordance with such approved plans and specifications


                                       6-9
using labor not incompatible with other labor at the Shopping Center and such as will not create any labor disputes or work stoppages. Any work performed by Tenant shall at all times be subject to Landlord's inspection and approval after completion to determine whether same complies with the requirements of the applicable provisions of this Lease. Tenant shall, preceding and during the course of any alteration, addition, enlargement, improvement or construction, post or permit Landlord to post and keep posted in conspicuous places on the Premises, and in addition, serve all Persons who are expected to perform work or supply materials, such notices as are now or hereafter permitted or required to be posted to protect Landlord from having its interest in the Premises made subject to a mechanics' or materialmen's lien arising from such alteration, enlargement, improvement or construction. Prior to commencing construction, Tenant shall give Landlord a list of names and addresses for all such Persons.

      E. Except those for the sole use of Tenant's employees, not to operate any coin or token operated vending machine or similar device for the sale of any goods, wares, merchandise, food, beverage or services, including, but not limited to, pay telephones, pay lockers, pay toilets, scales, amusement devices and machines for the sale of beverages, foods, candy, cigarettes or toilet commodities, without the prior written consent or Landlord.

      F. Unless Tenant shall first have received Landlord's written consent with respect thereto, not to assign, sell, mortgage, hypothecate, encumber, pledge, or in any manner transfer this Lease or any interest therein, or sublet the Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part thereof by anyone with, through or under it; nor shall Tenant grant or create any security interest or mortgage, hypothecate, encumber or pledge any equipment, or improvements located in or about the Premises. A transfer of any of Tenant's or Guarantor's stock or a transfer or change of "control" (as such term is defined under the heading "Affiliate" in Article I of this Lease) of Tenant or Guarantor, if Tenant or Guarantor is a corporation or a change in the composition of Persons owning any interest in any non-corporate Tenant shall be deemed an assignment for the purpose of this Subsection F. In the event of the occurrence of any of the foregoing events without Landlord's prior consent, this Lease shall, at Landlord's option, be deemed to have been cancelled, terminated and expired as of the date of the occurrence of said event. Neither the consent by Landlord to any of the foregoing, nor any references in this Lease to concessionaires or licensees shall be construed to relieve Tenant from obtaining the express consent of Landlord to any further act which is prohibited herein, nor shall the collection of Rent by Landlord from any assignee, subtenant or other occupant, after default by Tenant, be deemed a waiver of this covenant or the acceptance of the assignee, subtenant or occupant as Tenant or a release of Tenant from the further performance by Tenant of the covenants in this Lease on Tenant's part to be performed.

      (1) The provisions of this Subsection 6.2F shall not be deemed to prohibit
(i) transfers of stock among existing stockholders or among spouse, children or grandchildren of existing stockholders or inter vivos or testamentary transfers to trusts established for the benefit of such persons, (ii) a public offering of the stock of Tenant or Guarantor or (iii) the transfer


                                      6-10
of outstanding voting stock registered under applicable securities laws of Tenant or Guarantor which are traded on a recognized national securities exchange. For the purposes of the preceding clause (iii), the term "voting stock" shall mean shares or stock regularly entitled to vote for the election of all directors of the corporation.

      (2) Landlord shall not unreasonably withhold its consent to an assignment of this Lease or sublease of the entire Premises to a parent, Affiliate or wholly-owned subsidiary of Tenant or to any entity with which or into which Tenant may consolidate or merge and who shall assume for Landlord's benefit the performance of all of the terms, conditions and covenants of this Lease; provided, however, that the merged or consolidated entity shall have a net worth at least equal to the net worth of Tenant at the time of such consolidation or merger or at the time of the Commencement Date of this Lease, whichever shall be greater, and further provided that the assignee or sublessee shall use the Premises under the Trade Name and only for the Permitted Use.

      (3) Except for the transactions described in paragraphs (1) and (2) of this Subsection, Tenant may not assign or sublet the Premises until Tenant completes Tenant's Work and opens for business. When Tenant requests Landlord's consent to a transaction other than the types of transactions described in paragraphs (1) and (2) of this Subsection, such requests shall include the name of the proposed transferee of stock, assignee or subtenant and its officers, directors and stockholders and such information as to the financial responsibility. business and reputation of the proposed assignee, transferee of stock or subtenant and its officers, directors and stockholders as Landlord may reasonably require. Upon the receipt of such request and information from Tenant, Landlord shall have the right, to be exercised in writing within thirty
(30) days after such receipt, to cancel and terminate this Lease, as of the date set forth in Landlord's notice of exercise of such option, which effective date of termination in Landlord's said notice shall not be less than sixty (60) nor more than one hundred twenty (120) days following the service of such notice. Tenant shall have the right to negate Landlord's cancellation by withdrawing its request within ten (10) days after service of Landlord's notice, whereupon, this Lease and the occupancy hereunder shall continue unchanged and in full force and effect.

      (a) In the event Landlord shall exercise such cancellation right, Tenant shall surrender possession of the Premises on the date set forth in Landlord's notice and in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Term. In no event shall the Premises be subdivided or partially sublet nor any request made for permission to do so.

      (b) In the event Landlord shall not exercise its right to cancel this Lease as provided above, then Landlord's consent to such request shall not be unreasonably withheld in accordance with subparagraph (c) of this paragraph,
(3), provided such consent to sublease or assignment is effected by a legal document in form and substance satisfactory to Landlord. In no event shall any assignment or subletting to which Landlord may have consented release or relieve Tenant from its obligations fully to perform all of the terms, convenants and condi-


                                      6-11
tions of the Lease on its part to be performed. Any assignee or subtenant shall be bound by, subject to and deemed to have assumed performance of all of the terms, conditions and covenants of this Lease, including, but not limited to, the Permitted Use set forth in Article I and the Retail Restriction Limit and any and all defaults shall be cured prior to the assignment or subletting.

      (c) In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed sublease and assignment, including, without limitation, the following:

      (i) The business reputation of the proposed assignee or subtenant and its officers, directors and stockholders;

      (ii) The nature of the business of the proposed assignee or subtenant in relation to the tenant mix or balance of the Shopping Center;

      (iii) The source of the Rent due under this Lease, the financial condition and operating performance of the proposed assignee or subtenant and its guarantors, if any;

      (iv) Restrictions, if any, contained in lease or other agreements affecting the Shopping Center;

      (v) The extent to which the proposed assignee or subtenant and Tenant provide Landlord with assurance of future performance hereunder, including, without limitation, the payment of Percentage Rent; and

      (vi) The number of other stores operated by the proposed assignee or subtenant in the vicinity in which the Shopping Center is located.

      (4) This paragraph (4) shall not apply to any transactions described in paragraphs (1) and (2) above but shall apply to all other transactions. In the event Tenant shall assign its interest in this Lease or sublet the Premises, these the Fixed Rent specified in Article I shall be increased, effective as of the date of such assignment or subletting, to the greater of (i) the rentals payable by any such assignee or sublessee pursuant to such assignment or sublease, or (ii) an amount equal to the total of the Fixed Rent, plus Percentage Rent, required to be paid by Tenant pursuant to this Lease for the Lease Year immediately preceding such assignment or subletting. In no event shall the Fixed Rent, after such assignment or subletting, be less than the Fixed Rent specified in Article I. In addition to the foregoing, Tenant agrees that in the event or an assignment or subletting, Tenant shall pay to Landlord any and all consideration, money or thing of value received by Tenant or payable to Tenant in connection with the transaction, except Tenant shall not be required to pay to Landlord consideration received in connection with the sale of Tenant's trade fixtures, equipment, inventory or leasehold improvements.


                                      6-12

      (5) Except for transactions of the types described in paragraphs (1) and
(2), in the event of any assignment or subletting, Landlord shall have the right to require that there be deposited with and held by Landlord, in addition to any other security then held by Landlord, an amount equal to three (3) months' rent ensuing.

      (6) Use of the terms "assignments or "subletting" shall be deemed to include stock or share transfers as to corporations, and transfers of ownership interests in the case of non-corporate entities.

      (7) Tenant shall pay to Landlord a reasonable fee and all reasonable expenses incurred by Landlord for the processing of any assignment, sublease or other transaction covered or affected by this Subsection 6.2F.

      G. Not to permit commercial or piped in music to be played other than in the Premises or in a manner which can be heard outside the Premises or, except for work performed by its own employees during reasonable hours designated by Landlord, not to permit rubbish or garbage removal, window cleaning, janitorial or maintenance services in or about the Premises, except in each such case, by a Person, if any, designated by Landlord. Landlord agrees that the prices to be charged by the Person, if any, so designated to supply or perform any or all of the services referred to in this Subsection G shall be competitive.

      H. Not to place or install or suffer to be placed or installed or maintain any graphics or sign in, upon or outside the Premises or in the Shopping Center unless it complies with Landlord's sign criteria and is approved by Landlord pursuant to Subsection P of Section 6.1, nor any awning, canopy, banner, flag, pennant, aerial, antenna or the like in or on the Premises. Tenant shall not place in the windows or at or near the entrance to the Premises any sign, graphics, decoration, lettering, advertising matter, shade or blind or other thing of any kind, other than neatly lettered signs of reasonable size placed on the floor thereof identifying articles offered for sale and the prices thereof, without first obtaining Landlord's written approval and consent in each instance, which consent shall not be unreasonably withheld. Tenant further agrees that Landlord shall have the right to disapprove and require the removal of any sign, graphics, lettering, lights, advertising or other forms of inscription located in the front five (5) feet of the Premises. Any signs, lights, lettering or other forms of inscription displayed without prior written approval of Landlord may be removed forthwith by Landlord. The cost of such removal shall be paid by Tenant and Tenant shall thereafter restore the Premises and the building to the condition existing immediately prior to the installation of the removed signs, lettering or inscription.

      I. Not to place a load upon any floor of the Premises which exceeds the floor load per square foot area which such floor was designated to carry. If Tenant shall desire a floor load in excess of that for which the floor or any portion of the Premises is designed, upon submission to Landlord of plans showing the location of and the desired floor live load for the area in question, Landlord may, at its option, strengthen and reinforce the same, at Tenant's sole expense, so as to carry the live load desired. Business machines and mechanical equip-


                                      6-13
ment used by Tenant which cause vibration or noise that may be transmitted to the building or to any occupiable space to such a degree as to be reasonably objectionable to Landlord or to any tenants in the building shall be placed and maintained by Tenant at its expense, in settings of cork, rubber or spring-type vibration eliminators sufficient to eliminate such vibration or noise.


                                      6-14

                                    ARTICLE 7

                           Destruction: Condemnation

      Section 7.1. Fire or Other Casualty

      A. Tenant shall give prompt notice to Landlord in case of fire or other damage to the Premises.

      B. If (i) the Shopping Center or the building in which the Premises are located (whether or not the Premises were damaged) shall be damaged to the extent of more than twenty-five (25%) percent of the cost of replacement thereof, respectively, or (ii) the proceeds of Landlord's insurance recovered or recoverable as a result of' the damage described in subsection (i) preceding shall be substantially insufficient to pay fully for the cost of replacement of such buildings, or (iii) the Premises or the building shall be damaged as a result of a risk which is not covered by Landlord's insurance, Landlord may terminate this Lease by notice given within ninety (90) days after such event and upon the date specified in such notice, which shall be not less than thirty
(30) nor more than sixty (60) days after the giving of said notice, this Lease shall terminate. If the Premises shall be damaged in whole or in part during the last two (2) years of the Term, then either Landlord or Tenant may terminate this Lease by notice given to the other within ninety (90) days after the occurrence of such damage, and upon the date specified in such notice, which shall not be less than thirty (30) nor more than sixty (60) days after the giving of said notice, this Lease shall terminate. If the casualty, or Landlord's repair and restoration work shall render the Premises untenantable, in whole or in part, then, a proportionate credit against Rent (except Percentage Rent, Tax Rent and that portion of Common Area Rent attributable to the cost of insurance) shall be allowed from the date when the damage occurred until the earlier of (i) the day after Landlord has substantially completed the work required to repair and restore the Premises, as set forth in Subsection C of this Section, or (ii) the date Tenant shall have opened for business, or
(iii) the date of termination by Landlord, in the event Landlord elects to terminate this Lease. Said proportion shall be computed on the basis of the ratio which the amount of Floor Space rendered untenantable bears to the total Floor Space. If there is a credit against Fixed Rent, in computing the "break even" for Percentage Rent purposes, the amount of Fixed Rent less such credit shall be applied, or if the "break even" is expressed herein as a fixed dollar amount, such amount shall be proratably reduced.

      C. If this Lease shall not be terminated as provided in Subsection B hereof, Landlord shall, at its expense, repair or restore the Premises with reasonable diligence and dispatch, to the condition obtaining immediately prior to the casualty except that Landlord shall not be required to repair or restore any of Tenant's leasehold improvements or betterments, furniture, furnishings, finishes, decorations or any other installations made by Tenant. Upon the completion by Landlord of repair or restoration, Tenant shall prepare the Premises for occupancy by Tenant in the manner obtaining immediately prior to the damage or destruction in accordance with plans and specifications approved by Landlord. All work of restoration or repair by Tenant shall be subject to the provisions of Article 2.


                                       7-1

      D. The provisions of this Section 7.1 shall supersede and are in lieu of the provisions of any present or future statute or law to the contrary of the state in which the Shopping Center is located.

      E. The "cost of replacement", as such term is used in Subsection B hereof, shall be determined by the company or companies insuring Landlord against the casualty in question, or if there shall be no insurance, then, by an independent engineer selected and paid for by Landlord.

      Section 7.2. Eminent Domain.

      A. If twenty-five (25%) percent or more of the Floor Space of the Premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, either party may elect, by giving notice to the other not more than sixty (60 days) after the date on which title shall vest in such authority, to terminate this Lease, and, in either such event, the Term of this Lease shall cease and terminate as of the said date of title vesting. In case of any taking or condemnation, whether or not the Term of this Lease shall cease and terminate, the entire award shall be the property of Landlord and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. Tenant shall, however, be entitled to claim, prove and receive in the condemnation proceeding such awards as may be allowed for loss of lease, moving expense, fixtures and other equipment installed by it but only if such awards shall be made by the condemnation court in addition to the award made by it for the land and the building or part thereof so taken.

      B. The current Rent (except Percentage Rent) in the case of any taking or condemnation, shall be apportioned as of the date of vesting of title and, if the Term of the Lease shall not have ceased and have been terminated as of said date, Tenant shall be entitled to a pro rata reduction in the Rent (except Percentage Rent) payable hereunder based on the proportion which the Floor Space of the space taken bears to the entire Floor Space of the Premises immediately prior to such taking.

      C. If more than fifty (50%) percent of the Floor Space of the building, or if more than twenty-five (25%) percent of the total Floor Space in the Shopping Center shall be so taken or conveyed, or if so much of the parking facilities shall be so taken or conveyed that a reasonable number of parking spaces necessary, in Landlord's judgment, for the continued operation of the Shopping Center shall not be available for use by patrons of the Shopping Center, then, in, any such event, Landlord may, by notice in writing to Tenant delivered on or before the day of surrendering possession to the Governmental Authority, terminate this Lease, and Rent shall be paid or refunded as of the date of termination.

      D. If this Lease is not terminated pursuant to the provisions of this
Section 7.2, Landlord shall, at its expense, but only to the extent of an equitable proportion of the net


                                      7-2
award or other compensation (after deducting legal and all other fees in connection with obtaining said award) for the portion taken or conveyed, of the building of which the Premises are a part (excluding award for land) make such repairs or alterations as are in Landlord's reasonable judgment necessary to constitute the building a complete architectural and tenantable unit.


                                       7-3

                                    ARTICLE 8

                              Defaults and Remedies

      Section 8.1. Bankruptcy, Insolvency.

      A. If (i) Tenant or Guarantor shall become insolvent or make an assignment for the benefit of creditors; or (ii) if there shall be filed against or by Tenant or Guarantor in any court, pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or for arrangement or reorganization or for the appointment of a receiver or trustee of all or portion of Tenant's or Guarantor's property and it is not discharged within thirty (30) days after filing; or (iii) in the case of a filing under Title 11 of the United States Code (the Federal Bankruptcy Act), if this Lease is not assumed within sixty (60) days after filing; then upon the occurrence of any of such foregoing events, this Lease shall, automatically and as a matter of law, be deemed to have been cancelled, terminated, expired and rejected in which event neither Tenant nor any Person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to acquire or remain in possession of the Premises, and Landlord shall have no further liability hereunder and Tenant or any such Person, if in possession, shall forthwith quit and surrender the Premises. If this Lease shall be so cancelled or terminated, Landlord, in addition to the other rights and remedies of Landlord by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain and apply to damages incurred by Landlord, any Rent, Security Deposit or monies received by Landlord from Tenant or on behalf of Tenant.

      B. In the event of the termination or rejection of this Lease pursuant to Subsection A hereof, Landlord shall be entitled to recover from Tenant an amount equal to the maximum allowed by any statute, law or rule of law in effect at the time when, and governing the proceeding in which, such damages are to be proved. If this Lease shall have been terminated pursuant to Section 8.2 or otherwise, prior to the occurrence of any of the events described in Subsection 8.1A above, then Landlord's rights under this Lease shall not be affected or prejudiced by this Section 8.1.

      Section 8.2. Default.

      A. If Tenant defaults in fulfilling any of the covenants or provisions of this Lease, including, without limiting the generality of the foregoing, the covenants for the payment of Rent when due or any part thereof or for the making of any other payment herein provided or for the performance of any other covenant on Tenant's part to be performed hereunder, and such default shall continue for ten (10) days in the case of a default in the payment of Rent or other monies, after service by Landlord of written notice upon Tenant specifying the nature of said default, or, twenty (20) days as to any other default except that if a non-monetary default or omission shall be of such a nature that the same cannot be reasonably cured or remedied within said twenty (20) days, if Tenant shall not in good faith have com-


                                       8-1
menced the curing or remedying of such default within such twenty-day period, and shall not thereafter diligently proceed therewith to completion, or if any levy, execution or attachment shall be issued against Tenant or any of Tenant's property at the Premises, or if the Premises become abandoned, vacant or deserted, or if Tenant shall default with respect to any other lease between Landlord (or any Affiliate of Landlord) and Tenant (or any Affiliate of Tenant), Landlord may serve upon Tenant a written notice that this Lease and the Term will terminate on a date to be specified therein, which shall be not less than five (5) days after the giving of such notice, and upon the date so specified, this Lease and the Term shall terminate and come to an end as fully and completely as if such date were the date herein definitely fixed for the end and expiration of this Lease and the Term, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter set forth; provided, however, that if Tenant shall default (i) in the timely payment of any item of Rent or the timely reporting of Gross Sales as required by
Section 3.3 hereof and any such default shall continue or be repeated for three
(3) consecutive months or for a total of four (4) months in any period of twelve
(12) months or (ii) in performance of any other particular convenant of this Lease more than four (4) times in any period of six (6) months, then, notwithstanding that such defaults shall have each been cured within the period after notice as above provided, any further similar default shall be deemed to be deliberate and Landlord thereafter may serve the said written five (5) days' notice of termination without affording to Tenant an opportunity to cure such further default.

      B. If this Lease shall have been terminated pursuant to Section 8.1 or 8.2, or if Tenant has defaulted (beyond any opportunity to cure hereinabove set forth) in the payment of Rent or in observing any other term, condition or covenant, then, in any of such events, Landlord may institute summary proceedings, re-enter the Premises, dispossess Tenant and the legal representative of Tenant or other occupants of the Premises, and remove their effects and hold the Premises as if this Lease had not been made.

      Section 8.3. Remedies of Landlord.

      A. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (i) the Rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration; (ii) Landlord may relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant commercially reasonable concessions including free rent; and
(iii) Tenant or the legal representative of Tenant shall also pay Landlord, for the failure of Tenant to observe and perform Tenant's covenants herein contained, the maximum amount of damages recoverable or at Landlord's option, for each month of the period which would otherwise have constituted the balance of the Term, any deficiency between (x) the sum of (a) one (1) monthly installment of Fixed Rent, (b) one-twelfth (1/12) of the average annual Percentage Rent payable hereunder based upon the three (3) Lease Years immediately preceding (or the entire preceding portion of the Term if less than three


                                       8-2

(3) Lease Years), (c) one twelfth (1/12) the Tax Rent that would have been payable for the year in question but for such re-entry or termination, (d) the current monthly Common Area Rent and (e) any other Rent or monies payable under this Lease, and (y) the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the Term. The failure of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing damages there shall be included such commercially reasonable expenses as Landlord may incur in connection with reletting, such as court costs, attorneys' fees and disbursements, brokerage fees, other costs and expenses incurred by Landlord and for putting and keeping the Premises in good order or for preparing the same for reletting as hereinafter provided. Any such damages shall, at Landlord's option, be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding or, at Landlord's option, in advance, discounted to the then present value. Landlord, at Landlord's option, may make such alterations, repairs, replacements and/or decorations in the Premises as Landlord in Landlord's reasonable judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Provided that Landlord makes the same effort to relet the Premises as other space in the Shopping Center, Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent under such reletting. Landlord shall not, in reletting the Premises, be required to prefer the letting of the Premises over any other space in the Shopping Center. Landlord shall have in addition to any statutory or other liens or rights, if any, and not in lieu thereof, a lien on all fixtures, equipment and leasehold improvements located at the Premises.

      B. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy.

      Section 8.4. Waiver of Trial by Jury: Tenant Not to Counter-Claim. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counter-claim or other claim brought by either of the parties hereto against the other on any matters not relating to negligently caused personal injury or property damage, but otherwise arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and any emergency statutory or any other statutory remedy. Tenant further agrees that unless the failure to do so would constitute a waiver of its right to institute a separate action or proceeding against Landlord, it shall not interpose any


                                       8-3
within thirty (30) days. If Landlord shall sell the Shopping Center, or shall lease the Shopping Center, in either case subject to this Lease, or shall otherwise assign or dispose of this Lease, Landlord may assign and turn over the Security Deposit or any balance thereof to Landlord's grantee, lessee or assignee, and Tenant hereby releases and relieves Landlord from any and all liability for the return of said deposit and shall look solely to said grantee, lessee or assignee; it being expressly agreed that this provision shall apply to each and every sale, conveyance or lease of the Shopping Center or assignment or disposition of this Lease. Landlord shall not be required to place the Security Deposit in an interest-bearing account and said fund shall be returned to Tenant without interest.


                                       8-5

                                    ARTICLE 9

                              Additional Provisions

      Section 9.1. Notices from One Parry to the Other. Any notice or demand from Landlord to Tenant or from Tenant to Landlord shall be in writing and shall be deemed duly served if mailed by registered or certified mail, return receipt requested, addressed, if to Tenant, at the address of Tenant set forth herein, or to such other address as Tenant shall have last designated by notice in writing to Landlord, and if to Landlord, at the address of Landlord set forth herein or such other address as Landlord shall have designated by notice in writing to Tenant. Notice shall be deemed served when mailed.

      Section 9.2. Brokerage. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease other than the Broker, if any, named elsewhere in this Lease and covenants to pay, hold harmless and indemnify Landlord from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by the Broker or by any other broker or agent with respect to this Lease or the negotiation thereof with whom Tenant had dealings.

      Section 9.3. Estoppel Certificates. Each of the parties agrees that it will, at any time and from time to time, within twenty (20) business days following written notice by the other party herein specifying that it is given pursuant to this Section, execute, acknowledge and deliver to the party who gave such notice a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Rent and any other payments due hereunder from Tenant have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate the other party is in default in performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which the signer may have knowledge.

      Section 9.4. Applicable Low and Construction. The laws of the state in which the Shopping Center is located shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. All negotiations, considerations, representations and understandings between the parties are incorporated in this Lease. Landlord or Landlord's agents have made no representations or promises with respect to the Shopping Center or the Premises, except as herein expressly set forth. Tenant further understands that this Lease and every other lease agreement with every other tenant or occupant of the Shopping Center is negotiated on its own merits and Landlord does not make any representation as to the similarity of the terms of this Lease with any other such lease or agreement. The headings of the several articles and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles or sections, it being understood that the so-called "Recital" constitutes part of the agreement between Landlord and Tenant. Whenever herein


                                       9-1
the singular number is used, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders.

      Section 9.5. Relationship of the Parties. Nothing contained herein shall be deemed or construed by the parties hereto, or any third party, as creating the relationship of principal and agent or partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

      Section 9.6. Limitations on Liability. Landlord and Landlord's agents and employees shall not be liable for, and Tenant waives all claims for, loss or damage to Tenant's business or damage to any Person or property sustained by Tenant resulting from any accident or occurence (unless, subject, however, to the waiver of subrogation provision hereof, caused by or resulting from the negligence or willful acts of Landlord) in or upon the Premises or any other part of the Shopping Center, including, but not limited to, claims for damage resulting from: (i) any equipment or appurtenances becoming out of repair; (ii) injury done or occasioned by wind; (iii) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water and steam pipes, stairs, porches, railings or walks; (iv) broken glass; (v) the backing up of any sewer pipe or downspout; (vi) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drainor any other pipe or tank in, upon or about the building or the Premises;
(vii) the escape of steam or hot water; (viii) water, snow, or ice being upon or coming through the roof, skylight, trapdoor, stairs, doorways, show windows, walks or any other place upon or near the building or the Premises or otherwise;
(ix) the falling of any fixture, plaster, tile or stucco; and (x) any act, omission or negligence of other tenants, licensees or of any other Persons or occupants of the Shopping Center.

      Section 9.7. Landlord's Entry Rights. Landlord or Landlord's agents shall have the right to enter upon the Premises at all reasonable times to examine same and to make such repairs, alterations, improvements or additions to the Premises or to the building as may be necessary, and Landlord shall be allowed to take all materials into and upon the Premises that may be required therefor without the same constituting an eviction of Tenant, in whole or in part, and the Rent shall in nowise abate while such repairs, alterations, improvements or additions are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. However, if as the result of the exercise by Landlord of its rights under this Section 9.7, there is created a substantial and material interference with Tenant's ability to conduct business in the Premises, and Tenant therefore closes for more than three (3) consecutive business days, Tenant shall be entitled to an abatement of Fixed Rent for each day after the third (3rd) business day during which the condition continues. Except in emergencies such entry shall be during business hours and on reasonable oral notice to the Person then in charge of the Premises for Tenant. Landlord shall use all reasonable efforts not to unreasonably interfere with or interrupt the conduct and operation of Ten-


                                       9-2
ant's business but in no event shall Landlord be required to incur any additional expenses for work to be done during hours or days other than regular business hours or days. Landlord or Landlord's agents shall also have the right to enter upon the Premises after notice as set forth above, at reasonable times to show them to prospective lessees or purchasers of the Shopping Center. During the one hundred eighty (180) days prior to the expiration of the Term, Landlord may show the Premises to prospective tenants. If, prior to the end of the Term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter, renovate and redecorate the Premises without elimination or abatement of Rent or the payment of other compensation to Tenant and such action shall have no effect upon this lease.

      Section 9.8. Subordination.

      A. This Lease is and all of Tenant's rights hereunder are subject and subordinate to (i) any ground or underlying (including operation) leases that now exist or may hereafter be placed on the Shopping Center or any part thereof, and (ii) any mortgages or deeds of trust that now exist or may hereafter be placed upon the Shopping Center or the interest under any ground or underlying leases and to any and all advances made thereunder and the interest thereon and to all renewals, replacements, amendments, modifications, consolidations and extensions of any of the foregoing. Tenant covenants and agrees that if any mortgagee of Landlord's interest in any underlying lease or any fee mortgagee succeeds to Landlord's interest under this Lease by foreclosure or otherwise, Tenant will, if requested, attorn to such mortgagee and will recognize such mortgagee as Tenant's landlord under this Lease. At the option of the landlord or any successor landlord thereunder, Tenant agrees that neither the cancellation nor termination of any ground or underlying lease to which this Lease is now or may hereafter become subject or subordinate, nor any foreclosure of a mortgage either affecting the fee title of the Premises or the ground or underlying lease, nor the institution of any suit, action, summary or other proceeding by the landlord or any successor landlord thereof, or any foreclosure proceeding brought by the holders of any such mortgage to recover possession of the leased property, shall by operation of law or otherwise result in the cancellation or termination of this Lease or the obligations of Tenant hereunder, and Tenant covenants and agrees to attorn to the landlord or to any successor to Landlord's interest in the Premises. Tenant shall execute and deliver in recordable form, whatever instruments may be required to acknowledge or further effectuate the provisions of this Subsection, and in the event Tenant fails to do so within twenty (20) days after demand in writing, such failure shall be deemed a material default hereunder. Any mortgagee or trustee under any such mortgage or deed of trust or the lessor under any such ground or underlying lease may elect that this Lease shall have priority over its mortgage, deed of trust or lease and upon notification of such election by such mortgagee, trustee or lessor to Tenant, this Lease shall be deemed to have priority over said mortgage, deed of trust or ground or underlying lease whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or lease. If the holder of any mortgage, deed of trust or security agreement shall forward to Tenant written notice of the existence


                                       9-3
of such lien or lease, then Tenant shall, so long as such lien or lease continues, give to such lienholder or lessor the same notice and opportunity to correct any default as is required to be given to Landlord under this Lease but such notice of default may be given to Landlord and such lienholder or lessor concurrently.

      B. If so requested by Tenant, Landlord shall use reasonable efforts to obtain non-disturbance and attornment agreements from any ground or underlying lessors or present or future mortgagees of Landlord's interest in the Premises, which efforts shall consist only of Landlord's making a written request for such agreements on behalf of Tenant. Tenant shall cooperate in all respects with Landlord's efforts, shall provide any information reasonably required by such mortgagees or lessors and shall pay such fees or expenses as may be requested by such parties in connection with such agreements. Landlord shall not be required to institute any legal action or proceeding in order to obtain said agreements. The foregoing shall not be deemed a condition to the effectiveness or continuing effectiveness of this Lease.

      Section 9.9. Construction on Adjacent Premises or Buildings. If any construction, excavation or other building operation shall be about to be made or shall be made on any premises adjoining or above or below the Premises or on any other portion of the building or the Shopping Center, Tenant shall permit Landlord, or the adjoining owner, and their respective agents, employees, licensees and contractors, to enter the Premises and to strengthen, add to or shore the foundations, walls, columns or supporting members thereof, and to erect scaffolding and/or protective barricades around and about the Premises (but not so as to preclude entry thereto) and to do any act or thing necessary for the safety or preservation of the Premises. Except as may be expressly set forth to the contrary in this Section 9.9, Tenant's obligations under this Lease shall not be affected by any of the foregoing or any such construction or excavation work, shoring-up, scaffolding or barricading. Landlord shall not be liable in any such case for any inconvenience, disturbance, loss of business or any other annoyance arising from any such construction, excavation, shoring-up, scaffolding or barricades, but Landlord shall use its best efforts so that such work will cause as little inconvenience, annoyance and disturbance to Tenant as possible, consistent with accepted construction practice in the vicinity, and so that such work shall be expeditiously completed. It is understood by Tenant that shopping centers are at times expanded or reconfigured by the addition of new or reconfigured buildings, improvements or structures (including multi-level, decked or subsurface parking structures) and if the foregoing occurs, Landlord shall have the right of access to enter upon the Premises to perform construction work and shall use its reasonable efforts to complete all construction in the Premises as promptly as possible (considering the nature and extent of the construction and subject to prudent construction practices). Landlord shall have the right to require Tenant to temporarily curtail its business or to temporarily close the Premises if necessary in connection with the construction work. Accordingly, (i) if Landlord requires Tenant to temporarily suspend business or to temporarily close the Premises because of any such changes or (ii) if Tenant's use and occupancy of the Premises or Tenant's access to the covered mall in


                                       9-4
front of the Premises is materially, adversely interfered with and Tenant temporarily closes for business, Tenant shall receive an abatement of Rent (except Percentage Rent) on a per diem basis for the number of days for which Tenant is required to close. Notwithstanding the foregoing, Tenant shall have no right to seek damages or to cancel and terminate this Lease because of the proposed expansion, nor shall Tenant have the right to restrict, inhibit or prohibit said expansion.

      Section 9.10. Mall Expansion.

      A. In the event Landlord shall add additional buildings to the Shopping Center or expand or reconfigure any of the buildings currently contained therein, Landlord shall have the right to relocate Tenant's operation to other premises (the "New Premises") in another part of the Shopping Center in accordance with the following provisions: the New Premises shall be substantially the same in size and configuration as the Premises described in this Lease and, to the extent reasonably possible, shall be located in an area having, in Landlord's reasonable judgment, comparable pedestrian traffic. Landlord shall deliver the New Premises to Tenant in a state substantially similar to the state then existing at the Premises described in this Lease, exclusive of trade fixtures and equipment, furnishings, decorations and other items of personal property. The cost of removing Tenant's trade fixtures and equipment, inventory and items of personal property from the Premises herein demised and installing them in the New Premises shall be borne by Landlord. Landlord shall give Tenant at least one hundred twenty (120) days' notice of Landlord's intention to relocate Tenant's operation to the New Premises. To the extent determined by Landlord to be practicable, Tenant's Work in the New Premises shall be prosecuted while Tenant is open for business in the Premises herein demised and the physical move shall take place during non-business hours, if reasonably possible, or during such other period as shall be mutually agreed upon by Landlord and Tenant. Rent (except Percentage Rent) shall abate for any period during which Tenant's operation shall be closed to the public as a result of the relocation and there shall be excluded from the computation set forth in Subsection 3.3A of this Lease the amount of Fixed Rent which would otherwise be payable for such period. The incidental costs incurred by Tenant as a result of the relocation, including, without limitation, costs incurred in changing addresses on stationery, business cards, directories, advertising and other such items, shall be paid by Landlord, in a sum not to exceed $1,500.00. Landlord shall not have the right to relocate Tenant's operation more than once during the Term. If the New Premises are smaller or larger than the Premises described in this Lease, Fixed Rent shall be adjusted to a sum computed by multiplying the Fixed Rent specified in Article I, by a fraction, the numerator of which shall be the total number of square feet of Floor Space in the New Premises and the denominator of which shall be the total number of square feet of Floor Space in the Premises described in this Lease. All other charges based upon Floor Space shall likewise be adjusted proportionately. The parties shall immediately execute an amendment to this Lease stating the relocation of Tenant to the New Premises and the modifications hereinabove required.


                                       9-5

      B. In the event Landlord shall not exercise the aforedescribed right to relocate Tenant's operation, then provided that as of the date Landlord substantially completes the addition, expansion and/or reconfiguration, not less than three (3) nor more than seven (7) years shall remain in the Term, Landlord shall have the right to require Tenant, at Tenant's sole expense, to construct a new storefront, in accordance with plans and specifications approved by Landlord. If Landlord shall elect to exercise said right, Tenant's construction work shall be completed not later than ninety (90) days following notice from Landlord that the addition, expansion and/or reconfiguration has been substantially completed.

      C. In the event the New Premises described in Landlord's relocation notice are unacceptable to Tenant, Tenant shall have the right, as its sole and only remedy, exerciseable by written notice to Landlord given within thirty (30) days following receipt of Landlord's relocation notice, to terminate this Lease, such termination to be effective as of the proposed relocation date set forth in Landlord's notice. Failure by Tenant to timely exercise such right shall be deemed a waiver with respect thereto and confirmation that the New Premises are acceptable to Tenant. Such termination shall be Tenant's sole and only remedy in the event of Tenant's refusal to accept relocation to the New Premises, it being understood that should Tenant refuse for any reason to relocate, but fail to terminate this Lease in accordance with the foregoing, this Lease shall nevertheless expire on the date set forth in Landlord's relocation notice.

      Section 9.11. Short Form Lease. Tenant agrees not to record this Lease. Either party shall, at the request of the other, execute, acknowledge and deliver, at any time after the date of this Lease, a memorandum or notice of lease prepared by the requesting party, but the provisions of this Lease shall control the rights and obligations of the parties.

      Section 9.12. Binding Effect of Lease. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. In particular the provisions of Subsection F of Section 6.2 shall bind the executors, administrators or other personal representatives of Tenant, if an individual. or its successors, if Tenant is a corporation or partnership. Each covenant, agreement, obligation or other provisions herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided.

      Section 9.13. Effect of Unavoidable Delays. The provisions of this Section shall be applicable if there shall occur, during the Term, or prior to the commencement thereof, any (i) strike(s), lockout(s) or labor dispute(s); (ii) inability to obtain labor or materials, or reasonable substitutes therefor; or
(iii) acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, fire or other casualty, or other conditions similar or dissimilar to those enumerated in this item (iii) beyond


                                       9-6
the reasonable control of the party obligated to perform. If Landlord or Tenant shall, as the result of any of the above-described events, fail punctually to perform any obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question, but only to the extent occasioned by such event. If any right or option of either party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time and such named date, then such prescribed period of time and such named date shall be deemed to be extended or delayed, as the case may be, for a period equal to the period of the delay occasioned by any above-described event. Notwithstanding anything herein contained, the provisions of this Section shall not be applicable to or in determining the date of commencement of or the continuance of Tenant's obligation to pay Rent or its obligations to pay any other sums, moneys, costs, charges or expenses required to be paid by Tenant hereunder.

      Section 9.14. No Oral Changes. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

      Section 9.15. Executed Counterparts of Lease. This Lease may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease.

      Section 9.16. Landlord's Liability.

      A. In the event of sale or transfer of all or any portion of the Shopping Center or any undivided interest therein, or in the event of the making of a lease of all or substantially all of the Shopping Center, or in the event of a sale or transfer of the leasehold estate under any such lease, the grantor, transferor or lessor, as the case may be, shall thereafter be entirely relieved of all terms, covenants and obligations thereafter to be performed by Landlord under this Lease to the extent of the interest or portion so sold, transferred or leased, provided that (i) any amount then due and payable to Tenant or for which Landlord or the then grantor, transferor or lessor would otherwise then be liable to pay to Tenant (it being understood that the owner of an undivided interest in the fee or any such lease shall be liable only for his or its proportionate share of such amount) shall be paid to Tenant; (ii) the interest of the grantor, transferor or lessor, as Landlord, in any funds then in the bands of Landlord or the then grantor, transferor or lessor in which Tenant has an interest, shall be turned over, subject to such interest, to the then grantee, transferee or lessee; (iii) notice of such sale, transfer or lease shall be delivered to Tenant and (iv) the grantee, transferee or lessee shall assume in writing all of Landlord's obligations under this Lease accruing from the date of the transaction.


                                       9-7

      B. Tenant agrees that it shall look solely to the estate and property of Landlord in the land and buildings comprising the Shopping Center and the income therefrom (subject to prior rights of the holder of any mortgage or deed of trust on any part of the Shopping Center) for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord; and no other assets of Landlord, its members or shareholders shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

      C. Corporate Property Investors is the designation of the Trustees under a Declaration of Trust, as amended and restated, on file with the Secretary of the Commonwealth of Massachusetts, and neither the shareholders nor the Trustees, officers, employees or agents of the Trust created thereby, nor any of their personal assets, shall be liable hereunder and, subject to Subsection 9.16B above, all persons dealing with the Trust shall look solely to the Trust estate for the payment of any claims hereunder or for the performance hereof.

      Section 9.17. Managing Agent. Landlord has advised Tenant that it has appointed Pembrook Management, Inc. as managing agent of the Shopping Center (said managing agent and any successor or substitute managing agent is hereinafter referred to as Managing Agent). Tenant shall, until otherwise notified by Landlord, direct all payments of Rent required to be made pursuant to this Lease to the Managing Agent payable to the Landlord.

      IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this Lease as of the day and year first above written.

BELLWETHER PROPERTIES OF MASSACHUSETTS, LIMITED PARTNERSHIP

   By: CPI - Burlington Corporation, its
       General Partner


By: /s/ [ILLEGIBLE]     AUG 27 1997
    -------------------------------
        Senior Vice President

THE LIMITED STORES, INC.


By: /s/ George Sappenfield
    -------------------------------
        George Sappenfield
        Vice President Real Estate



                                       9-8

                           (Tenant, if a corporation)

STATE OF OHIO           )
                        ) ss.:
COUNTY OF FRANKLIN      )

On this 8th day of August, 1997, before me personally came George Sappenfield, to me known, who being by me duly sworn, did depose and say that George Sappenfield; that he is the Vice-President-Real Estate of The Limited Stores, Inc. the corporation described in and which executed the foregoing instrument; by order of the Board of Directors of the said corporation he signed his name thereto,



                                 [SEAL] /s/ Mary C. Toomey
                                        ---------------------------------------
                                                    Notary Public
                                                    MARY C TOOMEY
                                            NOTARY PUBLIC, STATE OF OHIO
                                         MY COMMISSION EXPIRES MAY 21, 2002

                   (Tenant, if an individual or partnership)

STATE OF          )
COUNTY OF         ) ss.:
                  )

On this              day of        , 19  , before me personally came to me known
to be the individual described in and who executed the foregoing instrument and acknowledged that (s)he executed the same.

                                        ---------------------------------------
                                                  Notary Public


                                       9-9

RIDERS TO LEASE AGREEMENT dated AUG 27 1997, by and between BELLWETHER PROPERTIES OF MASSACHUSETTS, LIMITED PARTNERSHIP as Landlord, and THE LIMITED STORES, INC., d/b/a "The Limited", as Tenant, for Store No. 1101 & 1102 at Burlington Ma1l, Burlington, MA

--------------------------------------------------------------------------------

      In the event of any inconsistences between this Rider and the printed form of this Lease, the Riders shall be deemed to control.

Rider #1 - amending Recital

      Tenant's Work Period shall commence upon receipt of written notice from Landlord granting Tenant possession of the Premises; however, Tenant shall not be required to accept possession prior to August 11, 1997.

Rider #2 - amending Article 1 - Size of Premises

      Landlord and Tenant acknowledge that the Fixed Rent set forth on page 1-1 and all Additional Rent has been calculated assuming that the Premises shall consist of 5,250 square feet of Floor Space. As soon as practicable after the Commencement Date, the parties shall cause the Premises to be measured and the Floor Space of the Premises to be determined in accordance with the definition thereof set forth in Article 1. In the event the Floor Space of the Premises varies from 5,250 square feet, the Fixed Rent shall be adjusted on the basis of $45.00 per square foot per year for each of the first (1st) sixty (60) full months plus the initial partial month, if any, at the beginning of the Term; and $50.00 per square foot per year for the remainder of the Term. The Merchants' Association Dues set forth on page 1-1, the payment pursuant to Rider #44 E and all Additional Rent based on the Size of the Premises shall also be adjusted to reflect such variance. Landlord and Tenant shall execute, acknowledge and deliver a supplemental agreement specifying the adjusted annual Fixed Rent, Merchants' Association Dues, and payment pursuant to Rider #44 E.

Rider #3 - amending Article 1 - Term

      Notwithstanding anything to the contrary contained in this Lease, if the Term of this Lease is scheduled to end on a day other than the 31st of January, the Term of this Lease is hereby automatically extended from such termination to the following January 31st.

Rider #4 - amending Article 1 - Lease Year

      (A) Delete the definition of Lease Year in its entirety and insert the following in place thereof:

      "For the purposes of Percentage Rent only, the period of twelve (12) consecutive months from January 1 to December 31 of each year during the Term. If the date Tenant opens for business does not coincide with the beginning of a Lease Year, then Percentage Rent for that portion of a Lease Year from the date Tenant opens for business to the December 31 next ensuing (the "initial partial Lease Year") shall be calculated as follows: The aggregate Gross Sales from the date Tenant opens for business to the expiration of the three hundred and sixty-fifth (365th) day thereafter shall be determined and then multiplied by a fraction, the numerator of which is the number of days in the initial partial Lease Year, and the denominator of which is 365. The product of said multiplication shall be deemed Tenant's Gross Sales for the initial partial Lease Year, and Tenant shall pay for such initial partial Lease Year the amount by which five (5%) percent of the Gross Sales attributed to such period shall exceed the Fixed Rent payable for such period. If the expiration date of the Term does not coincide with the end of a Lease Year, then Percentage Rent for that portion of a Lease Year from the January 1st immediately preceding the expiration of the Term to the expiration date of the Term (the "final partial Lease Year") shall be the amount by which five (5%) percent of the Gross Sales for the final partial Lease Year shall exceed the Fixed Rent payable for such period. The foregoing notwithstanding, the parties understand that the Tern of this Lease shall be measured from the Commencement Date and each twelve (12) month anniversary thereof."

      (B) Delete each occurrence of "January 1" and insert "February 1".

      (C) Delete each occurrence of "December 31" and insert "January 31".

Rider #5 - amending Article 1 - Shopping Center

      Line 6, delete "or related".

Rider #6 - amending Section 2.1

      (A) Provided that the area thereof does not count for purposes of computing floor area ratios with respect to any Governmental Requirements or automobile parking requirements with respect to any Governmental Requirements or under any agreement with a Department Store, Tenant has the right, subject to Landlord's approval of plans and specifications (not to be unreasonably withheld) to install, use and maintain a double-decked stock grid system in the stock area of the Premises; such system shall not be construed for any purpose as a mezzanine or additional leased or leasable area.

      (B) Page 2-1, line 1, delete "twentieth (20th)" and insert "thirtieth
(30th) ".

      (C) Page 2-1, line 18, delete "design" and substitute the following in place thereof: "the installation of Tenant's Work".

      (D) As part of Tenant's Work, Tenant shall perform the work required to integrate the two (2) portions of the Premises in accordance with Tenant's plans to be approved by Landlord.

      (E) (i) All construction, improvements, additions, property and fixtures required by Tenant to occupy the Premises, except for Tenant's point-of-sale equipment, security systems, free-standing display racks and goods held for sale to the public (the "Leasehold Improvements"), shall at all times be the sole property of Landlord, and Tenant shall have absolutely no ownership interest in the Leasehold Improvements. Any funds designated in this Lease as a construction contribution, either by way of a cash payment, Rent reduction, Rent credit, Rent abatement or the like, shall be paid or credited by Landlord to Tenant as set forth in this Lease and shall be used exclusively toward the design and construction of the Leasehold Improvements located in the Premises. It is the intention of Landlord and Tenant that the Leasehold Improvements shall constitute

"leasehold improvements" within the meaning of Section 168(i) (8) of the Internal Revenue Code of 1986, as amended.

      (ii) It is understood and agreed that Landlord has, pursuant to other provisions of this Lease, certain rights to approve plans and specifications for the initial installation of the Leasehold Improvements. Landlord acknowledges and agrees that Landlord's approval of the plans and specifications indicates that the Leasehold Improvements, upon installation in accordance with the approved plans and specifications, are acceptable to Landlord.

      (iii) Any Rent Abatement, Rent reduction, Rent credit or the like, provided by Landlord to Tenant hereunder, has been provided by Landlord to Tenant in respect of a construction contribution and shall be used by Tenant exclusively toward the design and construction of Leasehold Improvements, as that term is defined above.

Rider #7 - amending Section 2.2

      (A) Landlord agrees to give Tenant prior written notice of any rules or regulations with respect to the performance of Tenant's Work.

      (B) Page 2-1, lines 28-29, after the words "shall not" insert the word "materially".

      (C) Page 2-1, line 37, after the first word "Premises" insert "subject to the waiver of subrogation elsewhere set forth herein except in the case of Landlord's negligence, including that of its agents and employees."

      (D) Page 2-2, lines 1-2, delete "to be delivered not later than the end of Tenant's Work Period.

Rider #8 - amending Section 2.4

      (A) The term "trade fixtures" as used in this Lease shall include but not be limited to, removable decorations, mirrors, decorative hardware and decorative lighting fixtures, merchandise, signs and personal property (including, but not limited to, counters, shelving and showcases).

      (B) Page 2-2, line 19, after "shall" insert "remain Tenant's property but may not be removed and upon termination of this Lease".

Rider #9 - amending Section 2.5

      Page 2-2, line 30, after "within" insert "thirty (30) days after".

Rider #10 - amending Section 3.1

      Page 3-1, line 7 after the word "designate" insert the following: "thirty
(30) days in advance".

Rider #11 - amending Section 3.2

      It is understood that the automatic Ten Percent (10%) increase of Fixed Rent set forth in this Section 3.2 shall become effective on the first day of the 13th month following the opening date of such additional Department Store.

Rider #12 - amending Section 3.3 B

      (A) The following additional items shall be deleted from Gross Sales:

            (i) finance or service or layaway charges if separately stated but not credit card fees or discounts which shall be included;

            (ii) insurance proceeds and bulk sales not in ordinary course of business;

            (iii) sales of fixtures, equipment, furnishings and similar property not in the ordinary course of Tenant's business and provided same are not part of Tenant's inventory;

            (iv) sales from vending machines which are in non-sales areas and are intended for use of Tenant's employees only, however, it is understood that Tenant's right to install vending machines shall be governed solely as provided in Article 6.

      (B) Page 3-1, lines 29-30, delete "(including finance or service charges thereon)".

      (C) Page 3-2, line 2, delete "Provided that Tenant keeps proper evidence thereof".

      (D) Page 3-2, line 3, before "imposed" insert or "or value added tax".

      (E) Page 3-2, lines 14 and 15, delete "(vi) the amount of any discount on sales to employees of the Premises not exceeding two (2%) percent of Gross Sales per Lease Year" and insert "(vi) sales to employees to the extent that such Sales do not exceed 4% of Gross Sales per Lease Year".

      (F) It is understood that Tenant's records shall contain data to support exclusions from Gross Sales.

Rider #13 - amending Section 3.3 C

      (A) Provided the Tenant in possession is the Tenant named on the Recital Page or any of its Affiliates, this Section is deleted in its entirety and the following inserted in place thereof:

      "C. Tenant shall utilize, and cause to be utilized, cash registers equipped with sealed continuous totals or such other devices for recording sales as Landlord shall approve to record all sales, and Tenant shall keep at it principal office in the continental United States and, make available at such office for at least twenty-four (24) months after expiration of each Lease Year full, true and accurate books of account and records conforming to generally accepted accounting principles showing all of the Gross Sales transacted at, in, on, about or from the Premises for such Lease Year, including all tax reports and returns, sales check, sales books, computer tapes and printouts and any other records normally maintained by Tenant and other supporting data. Landlord shall have the right, from time to time, to make test audits of Gross Sales. Within twenty (20) days after the end of each calendar month, or portion thereof, Tenant shall furnish to Landlord a statement signed and verified by Tenant (or by an authorized employee if Tenant be a corporation) of the Gross Sales transacted during such month or portion thereof; and within sixty (60) days after the end of each Lease Year and within sixty (60) days after the end of the Lease Term, Tenant shall furnish to Landlord a statement, hereinafter called the annual statement, certified to Landlord by an independent certified public accountant, of Gross Sales transacted during the preceding Lease Year included in the Term. The certification by said certified public accountant shall expressly state that the Gross Sales shown on said statement conform with and are computed in compliance with the definition thereof contained in Section 3.3 B hereof. In the event the Tenant in possession is the Tenant named on Page 1 or an Affiliate of the Guarantor (if any), the annual statement of Gross Sales may be certified by a financial officer of the Tenant, however, it is agreed that in the event Gross Sales for any Lease Year are misstated by more than 5% then Gross Sales shall thereafter be certified by an independent certified public accountant Landlord shall have the right, from time to time, by its accountants or representatives, to audit Tenant's Gross Sales and, in connection with such audits, to examine all of Tenant's records (including tax returns, an actual inventory of Tenant's stock in trade and all supporting data and any other records from which Gross Sales may be tested or determined) of Gross Sales disclosed in any statement given to Landlord by Tenant and Tenant shall make all such records readily available at Tenant's main office, for such examination. If any such audit discloses that the Gross Sales transacted by Tenant exceed those reported, Tenant shall forthwith pay to Landlord such additional Percentage Rent as may be so shown to be payable and, if the Gross Sales exceed the Gross Sales reported by Tenant by more than three percent (3%), or if Tenant's records or systems do not comply with the requirements of this Section, Tenant shall also then pay the reasonable cost of such audit and examination, including travel, food and lodging, and related expenses of Landlord's auditors, in the event the audit or any part thereof is conducted more than fifty (50) miles from the Shopping Center. In the event Tenant has understated Gross Sales by eight percent (8%) or more Landlord may, in addition to any other remedies, cancel and terminate this Lease but Tenant shall remain liable hereunder as set forth in Article 8. Any information obtained by Landlord pursuant to the provisions of this Section shall be treated as confidential, except in any litigation or arbitration proceedings between the parties and, except further, that Landlord may disclose such' information to prospective buyers, to prospective or existing lenders, in any registration statement filed with the Securities and Exchange Commission or other similar body or in compliance with subpoenas and judicial orders. In no event shall this Section be deemed to limit Landlord's rights of pre-trial discovery and disclosure in any action or proceeding."

      (B) Landlord hereby approves the Tenant's use of a point of sale data system at the Premises.

      (C) It is understood that Landlord's audit requests and audits shall be at reasonable times during business hours and upon ten (10) days prior written notice to Tenant.

      (D) It is understood that Landlord shall only be permitted to review non-consolidated tax returns or other records and in no event shall Landlord be permitted to audit records of Tenant's other stores, however, it is understood that this provision is not intended to limit Landlord's rights of discovery and inspection in any litigation which may ensue between Landlord and Tenant. Tenant shall keep separate books and records of Gross Sales for the Premises.

      (E) It is understood that audits shall take place at Tenant's corporate headquarters provided they are located within the continental United States.

      (F) Any overpayment of Percentage Rent disclosed by an audit shall be promptly refunded to Tenant.

Rider #14 - amending Section 3.3 D

      (A) Page 3-3, line 35, after "If" insert "Tenant's time to submit has expired and".

      (B) Page 3-3, lines 38-39, delete "(or, if...by Landlord)";

Rider #l5 - amending Section 3.3 E

      Delete the entire Section 3.3 E and substitute the following:

      "Percentage Rent for each Lease Year shall become due and payable on the first to occur of (i) sixty (60) days after the last day of each Lease Year, or
(ii) on the 20th day of the month immediately following the month during which Tenant has attained Gross Sales for the then current Lease Year, in an amount sufficient to entitle Landlord to the payment by Tenant of Percentage Rent in accordance with the formula set forth in Section 3.3 A; thereafter, for each succeeding month remaining in the then current Lease Year, Tenant shall pay Percentage Rent simultaneously with the submission of each monthly statement of

Gross Sales, on all additional Gross Sales during the said Lease Year. Upon the receipt by Landlord of the certified annual statement of Gross Sales to be furnished as hereinabove provided, there shall be an adjustment between Landlord and Tenant with payment to or repayment by Landlord, as the case may be, to the end that Landlord shall receive the entire amount of Percentage Rent payable under this Lease for the preceding Lease Year and no more. Gross Sales of any Lease Year and Percentage Rent due thereon shall have no bearing on or connection with Gross Sales of any other Lease Year."

Rider #16 - amending Section 3.4 A

      (A) Landlord shall, from time to time, when requested by Tenant by written notice, provide Tenant within thirty (30) days after the request for said notice, a copy of the most recent paid tax bill, however, submission of said tax bill shall not be a condition precedent to Tenant's obligation to make the payments required under this Section 3.4.

      (E) Landlord agrees that Landlord's billing for Tax Rent under this Section shall show in reasonable detail the manner of computation of Tenant's share. If and when requested, Landlord shall provide copies of the tax bills upon which the taxes are based.

Rider #17 - amending Section 3.4 C

      Tenant's obligation hereunder shall not include penalties imposed for late payment of any real estate tax or assessment levied.

Rider #18 - amending Section 3.4 D

      Page 3-5, line 36, delete the word "conclusive".

Rider #19 - amending Section 3.5 A

      (A) Page 3-6, line 20, delete "seventy (70%)" and insert "seventy-five (75%)".

      (B) Landlord's estimate of monthly Common Area Rent shall be reasonable.

Rider #20 - amending Section 3.5 B

      (A) Tenant shall have the right, after reasonable notice to inspect, at Landlord's principal office, Landlord's records with respect to Common Area Operating Costs.

      (B) Any fees or charges collected for parking in the Shopping Center shall be applied toward the reduction of the expenses of operating and maintaining the Common Areas prior to the computation of Tenant's pro rata share of such expenses to the extent such charges are actually received by Landlord.

      (C) Common Area Operating Costs shall not include the cost of construction of new improvements in or to the Shopping Center.

Rider #21 - amending Section 3.5 C

      If Landlord elects to self-insure, Landlord shall at its sole cost and expense be responsible for the repair or restoration of any damage caused by a hazard which would be covered by an insurance policy of the type against which Landlord is self-insuring to the same extent as if Landlord actually carried said insurance.

Rider #22 - amending Section 3.5 D

      Page 3-8, at the beginning of Section 3.5 D, insert "Within a reasonable time".

Rider #23 - amending Section 3.6

      Page 3-8, line 22, delete "one hundred twenty (120)" and insert "one hundred eighty (180)".

Rider #24 - amending Section 3.8

      (A) Page 3-8, lines 33-34, delete "retroactive to the original due date."

      (B) Page 3-8, lines 35-36, delete "four (4%) percent more than the prime interest rate of Citibank N.A. located in New York, New York" and substitute "at the rate of one (1%) percent per month."

Rider #25 - amending Section 3.9

      At the beginning of this Section add "Subject to the provisions of Section 9.11".

Rider #26 - amending Section 4.1 B

      (A) Any cart located in front of the Premises selling food products shall only be allowed to sell those food products which are wrapped and intended for consumption outside of the Shopping Center.

      (B) Page 4-1, line 40, delete beginning with "Tenant shall..." through the end of the Section.

Rider #27 - amending Section 4.1 C

      The restriction on employee parking shall only apply to employees while they are working in the Premises.

Rider #28 - amending Section 4.1 D

      All rules and regulations referred to or set forth in this Lease or otherwise imposed by Landlord shall be nondiscriminatory, uniformly applied to all retail tenants, and not conflict with any of the provisions of this Lease. All such rules and regulations which are not set forth in this Lease shall not become effective until Tenant receives written notice thereof from Landlord.

Rider #29 - adding Section 4.2

      Maintenance of Common Areas. Landlord agrees to keep or cause the Common Areas and the Shopping Center to be maintained in a condition comparable to other similar properties in the locale. It is understood that Landlord shall not be responsible under this provision for any failure by any tenant or occupant of the Shopping Center to maintain its property (including any part thereof which is a Common Area) in any particular manner.

Rider #30 - amending Section 5.1

      (A) Notwithstanding anything contained in this Lease, Landlord shall not be relieved of its obligation to make repairs or its liability for failure to do so, or Tenant's failure to provide notice of the need of repair when Tenant does not have notice or actual knowledge of the need and Landlord has actual knowledge of such a need.

       (B) Page 5-1, line 11, after "Tenant" insert "except to the extent covered or required to be covered by Landlord's casualty insurance".

      (C) Page 5-1, line 26, delete "substantial and".

Rider #31 - amending Section 5.2

      Delete this Section in its entirety and insert the following in place thereof:

      "Landlord covenants that Tenant, on paying the Rent and performing Tenant's obligation in this Lease, shall peacefully and quietly have, hold and enjoy the Premises and the appurtenances throughout the Term without hindrance, ejection or molestation by any person subject to the other terms and provisions of this Lease".

Rider #32 - addition of Section 5.3

      Landlord shall maintain in effect a policy or policies of insurance covering that portion of the Shopping Center owned or leased by Landlord, in an amount not less than eighty (80%) percent of full replacement cost (exclusive of the cost of excavations, foundations and footings) from time to time during the Lease Term or the amount of such insurance which Landlord's mortgage lender may require Landlord to maintain, whichever is the greater, providing protection against any peril generally included within the classification "Fire and Extended Coverage". Landlord's obligation to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance.

Rider #33 - amending Section 6.1 A

      (A) Page 6-1, line 6, after "Name" insert "in the Northeastern United States".

      (B) Page 6-1, line 7, delete "dignified" and insert "professional" and delete "obtaining".

      (C) Page 6-1, line 8, delete "superior" and insert similar".

      (D) Page 6-1, line 9, after "Sales" insert "consistent with profitable operations".

Rider #34 - amending Section 6.1 B

      (A) It is understood that Tenant's lights shall only be required to be kept illuminated from one-half hour before until one-half hour after. Tenant's required opening and closing.

      (B) Tenant shall not be required to remain open on evenings later than 6:00 p.m. unless at least two (2) Department Stores are open on such evening.

Rider #35 - amending Section 6.1 C

      Page 6-1, line 31, after "inside" insert "and serving".

Rider #36 - amending Section 6.1 D

      (A) Page 6-2, line 5, after "inside" insert "and serving".

      (B) Page 6-2, line 14, after "occupancy" insert "which is in violation of this Lease."

Rider #37 - amending Section 6.1 E

      (A) Notwithstanding anything contained in this Lease to the contrary, there shall be no obligation on the part of Tenant to comply with any of the laws, directions, rules or regulations referred to which may require structural alterations, structural changes, structural repairs, and/or structural additions all of which shall be the obligation of Landlord unless made necessary by Tenant's Work or the negligence or default of Tenant, or Tenant's manner of use or occupancy in violation of this Lease, or other act or omission, in which event, Tenant shall comply at its expense.

      (B) Page 6-2, line 24, after "occupancy" insert "which is in violation of this Lease."

Rider #38 - amending Section 6.1 F

      Page 6-2, lines 41-43 and page 6-3, line 1, delete the words beginning with "an amount equal ... under the Lease." and insert "the actual cost incurred by Landlord in constructing said barrier, as evidenced by a separate invoice rendered to Landlord by its contractor, which amount shall constitute Additional Rent and shall be payable to Landlord contemporaneously with Tenant's first payment of Fixed Rent under the Lease."

Rider #39 - amending Section 6.1 G

      As to the liability claim covered by Tenant's liability insurance, Landlord shall (i) notify Tenant of the claim or demand for which indemnity is sought; (ii) tender to Tenant the defense of such demand or claim; and (iii) otherwise comply with all of the terms set forth in this Section. With respect to the indemnity obligations undertaken by Tenant in this Section, Tenant shall, at its own cost, defend or cause to be defended by any suit, claim or demand against the Landlord alleging such acts or omission or seeking damages which are payable under the terms of this Section, even if any of the allegations of such suit, claim or demand are groundless, false or fraudulent; but the Tenant may make or cause to be made such investigation and such settlement of any suit, claim or demand as Tenant or its insurers shall have deemed expedient. Unless Tenant shall decline to so defend or fail to pay any judgment, whose enforcement is not stayed, Landlord shall not, except at its own cost, incur any expense in connection with any claim or demand for which indemnity may be sought hereunder. The Landlord shall cooperate with the Tenant or its insurer and, upon the Tenant's request, assist in making settlements in the conduct of suits, and in enforcing any right of contribution or indemnity against any person or organization (other than an employee of Landlord) who may be liable to the Landlord because of acts or omissions with respect to which indemnity is afforded under this Section. The Landlord shall attend hearings and trials and assist in securing and giving evidence and obtaining the attendance of witnesses. In no event shall Landlord be required to incur any cost or expense in complying with its obligations hereunder, all of which shall be paid by Tenant. Landlord's failure to comply with this provision shall not release Tenant from its obligations, however, subject to Section 6.3, Landlord shall be responsible to Tenant for any damages caused by Landlord's failure to comply.

      To the extant of any payment made hereunder the Tenant or, if applicable, its insurer, shall be subrogated to all of the Landlord's rights of recovery therefor, against any person or organization (other than an employee or agent of the Landlord) and the Landlord shall execute and deliver instruments and papers and do whatever else is necessary to secure such rights. The Landlord shall do nothing after loss to prejudice such rights.

Rider #40 - amending 6.1 H

      (A) Delete this Section in its entirety and insert the following in place thereof:

      "H. To maintain with responsible companies licensed in the State of Massachusetts (i) comprehensive general liability insurance against all claims, demands or actions for injury or death of Person or property to the limit of not less than $2,500,000 per occurrence and/or in the aggregate, including products liability and independent contractor's coverage, with broad form endorsement, arising from, related to, or in any way connected with the conduct and operation of Tenant's business in the Premises, or caused by actions or omissions to act, where there is a duty to act, of Tenant, its agents, servants and contractors, which insurance shall name Landlord, its agents, servants, employees, as additional insureds; (ii) if there is a boiler or major refrigeration equipment or pressure object or other similar equipment in the Premises, steam boiler, air conditioning and machinery insurance written on broad form basis to the limit of $300,000; (iii) "All-Risk, with extended coverage, vandalism, malicious mischief, sprinkler leakage and if Premises are in a flood zone flood endorsements attached as Landlord reasonably may, from time to time, approve or require, covering all fixtures and equipment, stock in trade, furniture, furnishings, improvements or betterments installed or made by Tenant in, on or about Premises to the extent of at least eighty percent (80%)- of their replacement value, without deduction for depreciation, but in any event in an amount sufficient to prevent Tenant from becoming a co-insurer under provisions of applicable policies; (iv) workmen's compensation, disability and such other similar insurance covering all persons employed in connection with Tenant's Work and with respect to whom death or bodily injury claims could be asserted against Tenant, Landlord or the Premises. All of said insurance shall be in form and with deductibles satisfactory to Landlord and shall provide that it shall not be subject to cancellation, termination, or change except after at least thirty (30) days' prior written notice to Landlord. In the case of boiler and machinery insurance, the policy or policies shall cover Landlord as an additional insured and shall provide that losses sustained by Landlord shall be adjusted by and payable to Landlord or Tenant, as their interests appear. All policies required pursuant to this Paragraph H or duly executed duplicates of same, shall be deposited with Landlord not less than ten
(10) days prior to the day Tenant begins Tenant's Work and upon renewals of said policies not less than fifteen (15) days prior to the expiration of the term of such coverage. All such policies shall be delivered with satisfactory evidence of the payment of the premium therefor. Landlord and Tenant mutually agree that with respect to any loss which is covered by insurance then being carried by them respectively or required to be carried or self-insuring the party carrying or self-insured or required to carry such insurance and suffering said loss, releases the other of and from any and all claims with respect to such loss; and they further mutually agree that they, if they are self-insuring, and their respective insurance companies shall have no right of subrogation against the other on account thereof. it is the intention of the parties that if Tenant is self-insuring, Tenant shall have no claim against Landlord for damages suffered which would have been covered by Tenant's insurance but for the right given to Tenant to self-insure".

      (B) In lieu of delivering duplicate policies, Tenant may deliver certificates of same provided such certificates properly identify the coverages, the insured parties and the form of applicable policy.

      (C) Provided the Tenant is the Tenant named on the Recital Page and has a net worth of at least $20,000,000.00 it shall have the right to self-insure for any loss or damage of the type covered by standard "All-Risk" insurance and they further agree to release and hold Landlord harmless from any liability for any such loss or damage. Tenant shall at its sole expense, without regard to fault on the part of any Person, make and perform any repairs or restorations which are required as a result of a casualty which would be covered by insurance of the type described in Paragraph 6.1 H (iii).

Rider #41 - amending Section 6.1 I

      Notwithstanding the provisions of this Lease to the contrary, the term "attorneys' fees" wherever used in this Lease, shall mean only the reasonable charges for services actually performed and rendered, of independent outside legal counsel who are not the employees of the party in question.

Rider #42 - amending Section 6.1 J

      Page 6-4, line 14, delete "twenty (20)" and insert "thirty (30)".

Rider #43 - amending Section 6.1 K

      (A) Page 6-4, line 26, after the words "wear and tear" insert the following: "repairs which are the obligations of Landlord, takings by eminent domain".

      (B) Tenant shall not be obligated to fill holes and make other restorations resulting from normal removal of Tenant fixtures.

      (C) Page 6-4, line 27, before "property" insert "personal".

      (D) Page 6-4, line 38, delete "without" and insert "after reasonable" in place thereof.

Rider #44 - amending Section 6.1 L

      (A) Landlord agrees to require this or a similar provision in substantially all other leases for retail space at the Shopping Center which are hereinafter entered into.

      (B) The Promotion Fund Charge and the Media Fund Charge shall be subject to increases from year to year, but in no event shall the Promotion Fund Charge and the Media Fund Charge be increased in the aggregate by more than fifty cents ($.50) per square feet of Floor Space every twelve months.

      (C) Page 6-5, lines 6 and 16, delete "ten (10%) percent" and insert "by the percentage increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers, all Items, Series A, 1982-84 equals 100, as published by the United States Department of Labor (or if not published the most closely comparable index), over the index in effect on the date of this

Lease or the first (1st) day of each succeeding twelve-month period."

      (D) Page 6-5, line 11, delete "shall participate" and insert "agrees to cooperate".

      (E) Notwithstanding the provision of Section 6.1 L, the requirement that Tenant participate in four (4) Shopping Center-wide promotions shall be deemed waived. However, in consideration of waiving said requirement, Tenant agrees to pay to the Merchant's Association the sum $4,935.00 per annum payable in quarterly installments, which amounts shall be increased every twelve (12) months by the percentage increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers, all Items, Series A, 1982-1984 = 100, as published by the United States Department of Labor (or if not published the most closely comparable index) over the index in effect on the date of this Lease or the first day of each succeeding 12-month period. In the event Tenant fails to pay such sum at any time during the Term, then the requirements of Section 6.1 L shall be reinstated as set forth therein.

      (F) Subsections (7) and (8) are hereby deleted in their entirety.

Rider #45 - deleting Section 6.1 M

      This Section is hereby deleted in its entirety.

Rider #46 - amending Section 6.1 N

      It is understood that this paragraph only refers to advertising which designates the location of the Premises.

Rider #47 - amending Section 6.1 R

      (A) Page 6-7, line 34, delete "twenty (20)" and insert "thirty (30)".

      (B) Subsections (1), (2), (4) and (5) are hereby deleted.

Rider #48 - amending Section 6.2 A

      (A) Page 6-8, lines 26 and 29, delete "officer, director, shareholder, franchisee or licensee or the like."

      (B) Page 6-8, line 30, after "facility" insert "with the same trade name as used by Tenant in the Premises".

      (C) Page 6-8, line 32, delete "five (5)" and insert "three (3) ".

      (D) Page 6-8, lines 34-35, delete "Shopping Center...store" and insert "building in the Premises is located" and lines 35-36, delete "a point...store" and insert "the point on the outer perimeter of the building in which Tenant's other store is located."

      (E) The Retail Restriction Limit shall not apply to any existing or future stores of Tenant, or any Affiliate of Tenant, operating under a different trade name and having a different merchandise mix.

Rider #49 - amending Section 6.2 C

      (A) Page 6-9, line 9, before "approved" insert reasonably".

      (B) Page 6-9, line 10, delete "or designated".

      (C) Page 6-9, line 14, delete "improper, offensive or" and before "rules" insert "reasonable".

      (D) Page 6-9, line 24, delete the semi-colon after "Premises;" and substitute a period, and delete the remainder of the sentence which ends on line 27 with the word "public".

      (E) Landlord agrees that rules and regulations pursuant to this Section shall be reasonable and shall be uniform as to retail tenants.

Rider #50 - amending Section 6.2 D

      (A) Page 6-9, lines 35-37, delete "(it being .... work)".

      (B) This provision shall not be deemed to prohibit professionally prepared signs similar to those being utilized at the date of this Lease in other "The Limited" stores.

      (C) The $15,000.00 amount referred to in this Section is hereby amended to $25,000.00

      (D) Delete the last sentence of the paragraph.

Rider #51 - amending Section 6.2 F

      (A) In Section 6.2 F, page 6-10, line 26, before "A transfer" insert "Subject to paragraph (l) below".

      (B) In Section 6.2 F (1), page 6-11, line 2, after "exchange" insert "over-the-counter".

      (C) Subparagraph (2) is hereby deleted and the following inserted in place thereof:

      (2) Landlord's consent shall not be required for the assignment of this Lease or subletting or transfer of stock to or from Affiliates of Tenant; or to any entity with which or into which the Tenant may consolidate or merge or to a transferee in connection with a transfer of all or substantially all of the assets and business of the Tenant, as a going concern and who in any of the foregoing events shall assume for Landlord's benefit the performance of all of the terms, conditions and covenants of this Lease; provided, however, that the merged or consolidated entity or transferee shall have a net worth at least equal to the net worth of the Tenant, at the time of such consolidation or merger; and further provided that the assignee or sublessee or transferee, whether pursuant to consent of the Landlord or by reason of an assignment of the Lease to a subsidiary or merger or transfer of assets or consolidated corporation shall, nevertheless, use the Premises under the Trade Name and only for the purposes stated in the "Permitted Use" clause."

      (D) Tenant shall have the right to grant licenses or concessions for the sale of such merchandise as may be permitted under the terms of this Lease under the following conditions:

            (i) Gross Sales from any such license or concession shall be included in Gross Sales for the purpose of determining the Percentage Rent payable by Tenant herein;

            (ii) There shall not, at any time, be more than one such licensee or concessionaire;

            (iii) The total space to be occupied by such single licensee or concessionaire shall not exceed twenty percent (20%) of Tenant's Floor Space;

            (iv) Landlord shall have all of the rights and remedies with respect to the auditing and verification of Gross Sales of such licensee or concessionaire as set forth in Article 3 of this Lease and any such license or concession agreement shall specifically contain such rights;

            (v) Gross Sales of the licensee or concessionaire shall be certified by Tenant as provided in Article 3;

            (vi) A duplicate executed copy of any such license or concession agreement shall be delivered to Landlord within five (5) days after the execution and delivery thereof; and

            (vii) The entire Premises shall, at all times, be operated as a single unit under Tenant's Trade Name.

      (E) In Section 6.2 F (5), page 6-13, line 4, delete "three (3)" and insert "two (2)".

      (F) In Section 6.2 F (7), add the following at the end of the sentence:

      "except for a transaction pursuant to subparagraphs (l) and (2)."

Rider #52 - amending Section 6.2 G

      Notwithstanding anything to the contrary contained in the Lease, Tenant shall have the .right to install its own music system and shall not be obligated to utilize any system provided by Landlord. Tenant shall be responsible for copyright law compliance and infringements and the indemnity in Section 6.lG shall apply.

Rider #53 - amending Section 6.2 H

      Section 6.2 H is hereby deleted and the following inserted:

      "Not to place, install or maintain any graphics or sign upon or outside the Premises unless it complies with Landlord's sign criteria and is approved by Landlord pursuant to Subsection P of Section 6.1, nor install any awning, canopy, aerial, antenna or the like in or on the Premises without Landlord's prior consent. Without first obtaining Landlord's consent, which consent shall not be unreasonably withheld, Tenant shall not place in the windows or in the front three (3) feet of the Premises any sign, graphics, decoration, lettering, advertising matter, shade or blind or other thing of any kind other than neatly lettered signs of reasonable size and number, placed on the floor or on a display fixture, advertising articles for sale and the prices thereof. Landlord shall have the right to require the removal of any sign, graphics, lettering, lights, advertising, etc. which does not conform to the foregoing, and the cost of removal shall be paid by Tenant".

Rider #54 - amending Section 7.1 B

      (A) If as a result of fire, casualty or condemnation all Department Stores cease opening for business and at least two (2) present or new Department Stores do not open or reopen for business within one (1) year after the last of all Department Stores ceased opening or if Landlord does not substantially complete restoration of the Premises within one (1) year after the casualty, Tenant may, as Tenant's sole remedy as to Landlord, cancel and terminate this Lease unless prior to notice of such cancellation at least two (2) Department Stores commence business or Landlord substantially completes the restoration of the Premises to the extent required herein.

      (B) Landlord's right to terminate hereunder shall be available only provided Landlord terminates leases as to which Landlord has a right to terminate, of all other tenants in the Building.

      (C) If after a fire or casualty Tenant's store is not damaged but Landlord elects to cancel and terminate this Lease then Landlord shall pay to Tenant the unamortized cost of the original permanent leasehold improvements made by Tenant to the Premises during Tenant's Work Period, exclusive of Tenant's personal property and trade fixtures, removable decorations, mirrors, decorative hardware, decorative lighting fixtures, merchandise, signs, counter shelving and showcases, all of which shall be removed by Tenant. Tenant shall, within thirty'(30) days after Tenant opens for business in the Premises, deliver to Landlord an affidavit signed by a financial officer of Tenant certifying in detail and by category the cost of Tenant's leasehold improvements as defined above. Tenant shall, if requested, submit to Landlord copies of contracts, agreements, invoices, purchase orders, cancelled checks and such other information upon which the affidavit is based as Landlord may require. Landlord shall have the right to dispute Tenant's cost figures. The failure of Tenant to timely submit the foregoing affidavit and information shall constitute a waiver by Tenant of its rights under this paragraph C. The unamortized value shall be the unamortized cost of the permanent leasehold improvements as shown on Tenant's federal income tax returns.

      (D) Page 7-1, line 11, before "damaged" insert "substantially".

      (E) Page 7-1, line 12, after "insurance" insert "required hereunder".

      (F) Page 7-1, line 16, delete "two (2)" and insert "three (3)".

      (G) Page 7-1, line 17, delete "ninety (90)" and insert "sixty (60)".

      (H) Page 7-1, lines 18-19, delete "and upon... (60) days after" and insert "such termination to be effective on the 30th day following the date of"

Rider #55 - amending Section 7.2 C

      If any part of the Shopping Center (including without limitation, the Common Areas) is taken by condemnation occurring during the last three (3) years of the Lease Term, so as to render the Shopping Center or remaining portion thereof unsuitable for use as a regional retail shopping center, Landlord or Tenant shall have the right to terminate this Lease upon notice in writing to the other within one-hundred twenty (120) days after possession is taken by the condemning authority. This Lease shall terminate as of the day of the aforesaid notice or the day possession is taken by the condemning authority, whichever is later and Tenant shall pay Rent and perform all of its other obligations under this Lease up to that date with a proportionate refund by Landlord of any Rent as may have been paid in advance for a period subsequent to the date of termination.

      If by reason of a taking by way of eminent domain of the Premises or the building of which the Premises are a part or of other parts of the Shopping Center, the Premises is rendered substantially unusable for Tenant's use by reason of diminished access, Tenant may cease its operations until reasonable access is available or during such period until accessibility is restored, the payment of Fixed Rent hereunder shall abate.

Rider #56 - amending Section 7.2 D

      Insert the following at the end of this Section: "However, if as a result of the insufficiency of the award Landlord does not make restoration to substantially the pre-existing condition, Tenant may cancel this Lease."

Rider #57 - amending Section 8.1 A

      (A) Page 8-1, line 3, delete "or Guarantor".

      (B) Page 8-1, line 4, delete "or Guarantor".

      (C) Page 8-1, line 7, delete "or Guarantor's".

      (D) Page 8-1, line 10, delete "sixty (60)" and insert "ninety (90)".

      Rider #58 - amending Section 8.2 A

      (A) Page 8-2, line 3, after the words "Tenant's property" insert "in the Premises and the same shall not have been discharged within one hundred twenty
(120) days."

      (B) Page 8-2, lines 4-6, delete "or if Tenant shall default with respect to any other lease between Landlord (or any Affiliate of Landlord) and Tenant (or any Affiliate of Tenant)."

      (C) Page 8-2, line 12, delete the word "default" and insert "have defaulted and Landlord shall have served written notice thereof."

      (D) Page 8-2, line 14, delete "three (3)" and substitute "four (4)".

      (E) Page 8-2, line 15, delete "four (4)" and substitute "six (6)".

      (F) Page 8-2, line 19, delete "five (S)" and insert "ten (10)".

      (G) Page 8-2, line 39, delete "the maximum... or at Landlord' s option".

Rider #59 - amending Section 8.4

      (A) Page 8-4, line 2, after "any" insert "noncompulsory".

      (B) Page 8-4, line 4, after "Landlord" insert "or asserting defenses".

Rider #60 - amending Section 8.6

      In the event Landlord fails to observe its repair obligations pursuant to
Section 5.1, Tenant may make such repairs and hold Landlord accountable for the cost thereof. Landlord's failure to make such repairs shall not be deemed an acknowledgment by Landlord that such repairs were Landlord's responsibility and Tenant shall not be permitted to withhold, deduct or offset any rents coming due under this Lease on account of such repairs made by Tenant.

Rider #61 - amending Section 8.7

      Section 8.7 is hereby deleted and the following inserted in place thereof:

      "Effect of Waivers of Default. No consent or waiver, express or implied, by either party to or of any breach of any covenants, condition or duty of the other shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty of the breaching party unless in writing signed by the consenting or waiving party."

Rider #62 - deleting Section 8.8

      This Section 8.8 is hereby deleted in its entirety.

Rider #63 - addition of Section 8.9

      Landlord's Default. In the event Landlord shall neglect or fail to perform or observe any of the provisions, covenants or conditions contained in this Lease on its part to be performed or observed (a) within the ten (lO) days after written notice in the case of default of the payment of money, and (b) in all other cases within thirty (30) days after written notice of default, unless more than thirty (30) days shall be required because of the nature of the default, in which case if Landlord shall fail to proceed diligently to cure such default after notice, Landlord shall, subject to limitations of liability contained in Article 9, be responsible to Tenant for Landlord's breach, however, in no event may Tenant deduct or offset or reduce any amounts due hereunder against any Rent due Landlord hereunder unless and until Tenant obtains, in a court of competent jurisdiction in the State where the Premises are located, a final, unstayed and unappealable judgment.

Rider #64 - amending Section 9.1

      (A) Page 9-1, line 4, before "address" insert "box number" and delete "herein" and insert "on the Recital Page" in place thereof.

      (B) Notices shall be deemed served when received unless the failure to complete delivery is as a result of the failure of the party receiving the notice to claim said notice or to make an agent available for the receipt of said notice.

Rider #65 - amending Section 9.2

      This Section is hereby deleted and the following inserted in place thereof: "Brokerage". Landlord and Tenant warrant that they have had no dealings with any broker or agent in connection with this Lease and each party covenants to pay, hold harmless and indemnify the other from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation thereof with whom it had dealings."

Rider #66 - amending Section 9.3

      Page 9-1, line 17, delete "twenty (20)" and insert "thirty (30)".

Rider #67 - amending Section 9.6

      Page 9-2, line 15 after the word "negligence" insert the words "or breach of this Lease", and after "Landlord" insert "its agents or employees."

Rider #68 - amending Section 9.7

      (A) Page 9-2, line 34, after the word "and " insert "subject to the provisions of Section 5.1".

      (B) Page 9-2, line 37, delete "substantial and".

      (C) Page 9-3, line 5, the reference to "one hundred eighty (180) days" is hereby amended to "ninety (90) days".

Rider #69 - amending Section 9.8

      (A) This Lease shall only be subordinate to first mortgages made to an institutional lender, as such term is hereafter defined.

      (B) As used herein, the term "institutional lenders" shall mean a mortgage made to a commercial bank, savings bank, savings and loan association, trust company, insurance company, real estate investment trust, pension fund, charitable, educational or eleemosynary institution.

      (C) Page 9-3, line 35, the reference to "twenty (20)" is hereby amended to "thirty (30)".

Rider #70 - amending Section 9.9

      (A) Section 9.9 is hereby deleted and the following inserted:

      "Section 9.9. Construction on Adjacent Premises or Buildings. If any construction, excavation or other building operation shall be about to be made or shall be made on any premises adjoining or above or below the Premises or on any other portion of the Building or the Shopping Center, Tenant shall permit Landlord, or the adjoining owner, and their respective agents, employees, licensees and contractors, to enter the Premises and to strengthen, add to or shore the foundations, walls, columns or supporting members thereof, and to erect scaffolding and/or protective barricades around and about the Premises (but not so at to preclude entry thereto) and to do any act or thing necessary for the safety or preservation of the Premises. Tenant's obligations under this Lease shall not be affected by any of the foregoing or any such construction or excavation work, shoring-up, scaffolding or barricading.

Landlord shall not be liable in any such case for any inconvenience, disturbance, loss of business or any other annoyance arising from any such construction, excavation, shoring-up, scaffolding or barricades, provided Landlord will not cause any material inconvenience, annoyance and disturbance to Tenant. It is understood by Tenant that shopping centers are at times expanded' or reconfigured by the addition of new or reconfigured buildings, improvements or structures (including multi-level, decked or subsurface parking structures) and if the foregoing occurs, Landlord shall have the right of access to enter upon the Premises to perform construction work and shall use its reasonable efforts to complete all construction in the Premises as promptly as possible (considering the nature and extent of the construction and subject to prudent construction practices). Landlord shall have the right to require Tenant to temporarily curtail its business or to close the Premises if necessary in connection with the construction work. Accordingly, (i) if Landlord requires Tenant to temporarily suspend business or to close the Premises because of any such changes or (ii) if Tenant's use and occupancy of the Premises or Tenant's access to the covered mall in front of the Premises is materially, adversely and unreasonably interfered with, and Tenant temporarily closes for business, Tenant shall receive an abatement of Rent on a per diem basis for the number of days for which Tenant is required to close. Notwithstanding the foregoing, Tenant shall have no right to seek damages or to cancel and terminate this Lease because of the proposed expansion nor shall Tenant have the right to restrict, inhibit or prohibit said expansion."

      (B) Unless the reason for the entry is to satisfy any emergency condition Landlord shall give prior notice to Tenant of its intention to enter the Premises pursuant to this Section. Such notice may be given to the employee in charge of the Premises, either orally or in writing. Tenant shall be responsible for any damages which may arise by reason of failure to perform access to the. Premises.

      (C) Landlord shall give Tenant reasonable prior notice before entering the Premises to perform construction work.

      (D) Landlord shall not require Tenant to close the Premises between November 1 and December 31 of any given Lease Year during the Term of this Lease.

      (E) If the square footage of the Premises is reduced as a result of the exercise by Landlord of its rights under this Section, the Fixed Rent and Additional Rent shall be proportionately reduced in accordance with the reduction in square footage.

      (F) Landlord shall at its sole cost and expense restore the Premises to its original condition, prior to Landlord's exercise of its rights hereunder.

Rider #71 - amending Section 9.10

      This Section is hereunder deleted in its entirety and the following shall be substituted in lieu thereof:

      Landlord shall have the right to relocate Tenant's operation to other premises (the "New Premises") in another part of the Shopping Center in accordance with the following:

      (A) Notwithstanding the foregoing to the contrary or any other provision herein to the contrary, the Landlord shall have the right to relocate the Tenant's operation to another premises only in the event of an expansion or reconfiguration of the Shopping Center which substantially affects the surrounding areas of the Premises or the Premises.

      (B) The New Premises shall be substantially the same in size, approximate frontage on the enclosed mall, and configuration as the Premises described in this Lease. In addition, the New Premises shall be located on a main enclosed mall of the Shopping Center in an area comparable in location to the present location on the enclosed mall of the original Premises described herein. It is understood that unless the Premises are presently in such a location, the New Premises shall not be in an area within fifty (50) lineal feet (50') of a Department Store or located in a mall area without a Department Store as an anchor.

      (C) Landlord shall deliver the New Premises to Tenant and Tenant shall construct therein a new store substantially similar to the stores Tenant ii then constructing in other similar enclosed mall locations. Upon completion of Tenant's construction, Landlord shall reimburse Tenant for the full cost of Tenant's Work (in an amount not to exceed the original cost of Tenant's improvements constructed in the original Premises herein demised), exclusive of trade fixtures and equipment, furnishings, decorations and other items of personal property. It shall be a condition precedent to Tenant's right to receive such sum for the New Premises that Tenant shall', not later than sixty (60) days following the completion of Tenant's Work, deliver an affidavit of an officer of Tenant and a certificate of Tenant's architect accompanied by a list of invoices and expenses specifying the cost of Tenant's leasehold improvements, which shall thereupon be a basis for the amount to be paid by Landlord pursuant to this provision.

      (D) The cost of moving Tenant's trade fixtures and equipment, inventory and items of personal property into the New Premises shall be borne by Landlord.

      (E) Landlord shall give Tenant at least on hundred eighty (180) days' prior notice of Landlord's intention to relocate Tenant's operation to the New Premises.

      (F) The physical move shall take place during non-business hours if reasonably possible or during such other period as shall be mutually agreed upon by Landlord and Tenant.

      (G) Fixed Rent and all other rents and charges payable hereunder shall abate for any period during which Tenant's operation shall be closed to the public as a result of the relocation.

      (H) Tenant shall not in any event be required to cease its operation during the months of November or December. In addition, subject to Unavoidable Delays, Tenant shall not in any event by required to cease its operations in the Premises herein demised for a period of greater than ninety (90) days prior to Tenant's opening for business in the New Premises.

      (I) The incidental costs, incurred by Tenant as a result of the relocation, including, without limitation, costs incurred in changing addresses on stationery, business cards, directories, advertising and other such items, shall be paid by Landlord,' in a sum not to exceed One Thousand Five Hundred Dollars ($1,500.00).

      (J) Landlord shall not have the right to relocate Tenant's operation more than once during the Term.

      (K) If the New Premises are smaller or larger than the Premises described in this Lease, Fixed Rent shall be adjusted to a sum computed by multiplying the Fixed Rent specified in Article 1, by a fraction, the numerator of which shall be the total number of square feet of Floor Space in the New Premises and denominator of which shall be the total number of square feet of Floor Space in the Premises described in this Lease. In the event a specific annual minimum sales base for purposes of paying Percentage Rent is set forth herein, then in the event of an adjustment of Fixed Rent, the annual minimum sales base shall be proportionately adjusted. All other charged based upon Floor Space shall likewise be proportionately adjusted. The parties shall immediately execute an amendment to this Lease stating the relocation of Tenant to the New Premises and the modifications hereinabove required.

      (L) It is understood that Landlord's right to relocate pursuant to this
Section is a significant inducement of Landlord to enter into this Lease and further, in the event of any dispute arising out of or relating to this Rider, Tenant shall, nevertheless, be required to vacate and surrender the Premises as of the date set forth in Landlord's notice reserving, however, the right to seek damages through arbitration based upon the contention to the effect that Landlord did not comply with this Rider.

      (M) Tenant shall have the right, by notice to Landlord served not later than ninety (90) days after the service of Landlord's notice. of intention to relocate to cancel and terminate this Lease as of the date set forth in Landlord's notice and if Tenant alleges that Landlord has failed to comply with the provisions herein with regard to whether the New Premises proposed by Landlord is "comparable" to the location of the Premises herein demised, the parties hereto agree that Tenant's sole and only remedy shall be to institute the arbitration proceeding described below alleging failure to comply with the provisions of this Rider. Failure by Tenant to timely reject the proposed New Premises shall be deemed an acceptance thereof and a waiver by Tenant of any right to seek damages or other remedies.

      (N) Tenant shall have the right to dispute the comparability of the New Premises relative to the existing Premises by final and binding arbitration before a panel of three neutral arbitrators who shall be acknowledged experts in the shopping center industry. Notice of intent to arbitrate shall be given within the ninety (90) day period following Landlord's notice of its intention to relocate Tenant and the parties shall prosecute the arbitration proceeding with diligence and dispatch. The arbitrators shall consider only whether or not the New Premises is substantially the same in size, approximate frontage on the enclosed mall, and configuration as the Premises described in this Lease and whether the New Premises is in an area comparable in location to the Premises described in this Lease considering visibility, traffic flow, market segment and such other factors as the arbitrators' customarily use to aid them in making their decision. The fees and expenses of the American Arbitration Association, the fees and expenses of conducting the arbitration shall be borne equally by the parties except that the arbitrators shall have the right as part of their award to assess all or any part of the above against either of the parties. The arbitration shall be conducted under rules and regulations of the American Arbitration Association and the hearings shall take place in the county or city where the Shopping Center is located.

      (0) Despite the existence of any dispute between Landlord and Tenant, Tenant shall cease operations within the Premises herein demised one-hundred and eighty (180) days following the initial relocation notification to Tenant and Landlord may repossess the Premises for its own purposes.

      (P) If the arbitration panel by a majority vote decides that Landlord has not offered Tenant a comparable location of substantially the same size and character as the Premises described in this Lease, the Tenant shall be entitled to damages equal to the present value of Tenant's lost pre-tax profits from the date Tenant was required to cease operations in the Premises until the, end of the Term of this Lease calculated in the manner described below and discounted at the interest rate then in effect for 1O year U.S. Treasury Bills. Landlord agrees that in the event Tenant prevails in such proceeding that Tenant shall be entitled to the foregoing described damages as agreed final and liquidated damages. Tenant's lost profits for the remaining Term of this Lease shall be calculated by taking the average annual pre-tax profits from Tenant's operation at the Premises for the Tenant's previous three (3) full fiscal years (or if the period of Tenant's occupancy has not yet continued for three (3) full fiscal years, then the average annual profits from the Commencement Date to the date of Landlord's initial relocation notice shall be determined) and multiplying the average annual profit by a fraction the numerator of which shall be the number of months for which lost profits are to .be paid and the denominator of which shall be twelve
(12). Tenant's profits shall be calculated using the generally accepted accounting procedures that are consistent with those used in all other stores operated by Tenant."

Rider #72 - amending Section 9.13

      (A) Page 9-7, lines 10-11, delete "or in determining the date of commencement of or the continuance of".

      (B) The following is inserted at the end of this Section or Landlord's obligation to pay any sums, monies, costs, charges or expenses required to be paid by Landlord hereunder".

Rider #73 - amending Section 9.16 A

      Page 9-7, line 41, delete "accruing from the date of the transaction" and insert "therefore or thereafter accruing" in place thereof.

Rider #74 - amending Section 9.16 B

      Page 9-8, line 4, before "for the collection", insert "and the rents, issues and profits derived therefrom."

Rider #75 - amending Section 9.17

      The address for Landlord's Managing Agent for this Lease: Pembrook Management, Inc., One Burlington Mall, Burlington, MA 01803.

Rider #76 - amending Exhibit C

      (A) Section B(2), lines 7-8, delete "not tore than ten (10%) percent greater than" and insert "approximately comparable to".

      (B) Section B(3), add:

            If an interruption or impairment of service is the result of an occurrence solely within Landlord's control, and there is created a substantial and material interference with Tenant's ability to conduct its business for more than three (3) consecutive days, Tenant shall be entitled to an abatement of Fixed Rent for each day after the third (3rd) business day during which the condition continues.

      (C) Section B(4), add:

            If the discontinuance of services is due solely to the exercise of Landlord's discretion, then Landlord shall pay the new hook-up charges.

                                   EXHIBIT "A"

                                 BURLINGTON MALL
                                    SITE PLAN

                                [GRAPHIC OMITTED]

                                   EXHIBIT "B"

                                 BURLINGTON MALL
                             LEASE PLAN LOWER LEVEL

                                [GRAPHIC OMITTED]

                                    Exhibit C
                                    Utilities

A. TENANT'S OBLIGATIONS

      Tenant shall arrange for the furnishing of all utilities to be used by Tenant in the Premises and shall pay for all utilities used in the Premises, including, but not limited to, all heating, ventilating, air conditioning, water, gas and electricity. Tenant shall, if necessary in connection with Tenant's Work, provide the necessary mains, feeders, ducts and conduits to bring water, gas, electricity and condenser water for air conditioning to the Premises, at a location satisfactory to Landlord; it being understood that Tenant shall install, at Tenant's expense, all outlets, risers, wiring, piping, duct work or other means of distribution of such service within the Premises in accordance with Governmental Requirements and plans and specifications approved by Landlord. Tenant covenants and agrees that at all times its use of any of such services shall never exceed the capacity of the mains. feeders, ducts and conduits bringing the same to the Premises or of the outlets, risers, wiring, piping, duct work or other means of distribution of such service to or within the Premises.

B. LANDLORD'S RIGHT TO PROVIDE UTILITIES

      1. Landlord may. at its option and its own cost and expense, construct and operate a system (hereinafter referred to as the Central System) for the production and/or distribution to the Premises of electricity. gas, heat and cooling agents o and/or domestic hot and cold water (hereinafter referred to collectively as Services). In such event. Tenant shall, upon notice from Landlord, discontinue use of any other means of obtaining those Services. Landlord shall, at Landlord's expense, perform all work necessary to discontinue and disconnect Tenant's existing systems for such Services and to install the central System. Landlord shall be permitted access into the Premises (including any utility areas) for such purpose.

      2. If Landlord shall elect to supply any Services, Tenant shall purchase such Services as are tendered by Landlord and, upon being billed by Landlord, shall pay charges therefor (hereinafter referred to as Utility Rent), computed at rates (including any established minimum charges) which shall not exceed the rates which would be charged to Tenant for such Services by the public utility agency or agencies serving the locale in which the Shopping center is located or, with respect to those services which are not provided by a public utility, at rates which are not more than ten (10%) percent greater than the average cost per square foot of providing such services to comparable users in the vicinity of the Shopping Center. Utility Rent shall be deemed Additional Rent and in the event Tenant shall fail to pay the Utility Rent due Landlord within ten (10) days following Landlord's billings, Landlord in addition to any other remedy available to Landlord, may discontinue furnishing the Premises upon five (5) days prior written notice; however, no such discontinuation shall be deemed an eviction or render Landlord liable to Tenant for damages or relieve Tenant of performance of its obligations hereunder.

      3. The Services which Landlord elects to provide or cause to be provided to the Premises pursuant to this Exhibit C may be furnished by an agent or contractor of Landlord, and Tenant shall accept the same therefrom to the exclusion of all other suppliers. Landlord shall not be liable to Tenant in damages or otherwise if all or any of such Services are interrupted, impaired or terminated because of failures, repairs, installations or improvements; nor shall any such interruption, impairment or termination release Tenant from the performance of any of its obligations hereunder.

      4. Provided substitute sources of supply are available, Landlord may, upon thirty (30) days notice to Tenant, cease to supply any Service, without any responsibility to Tenant except to connect Tenant's distribution facilities therefor with another source of supply. Landlord agrees that the charges to Tenant for the supply of substitute Services, if not provided by a public utility agency, shall be computed at the rates described' in paragraph 3.2 hereof.